PURCHASE AGREEMENT

     BY AND AMONG

     GENICOM CORPORATION

     ARTHUR D. GALLO,

     JOEL E. LAURANCE,

     KRISHNASAMARAJ NARAYANASWAMY,

     ATLANTIC VENTURES PARTNERS II, L.P.,

     AND

     PRINTER SYSTEMS CORPORATION







     Dated: February ___, 1995

     TABLE OF CONTENTS



ARTICLE 1 - Definitions                                1

     Section 1.1    Certain Definitions                1
     Section 1.2    Other Definitions                  4

ARTICLE 2 - Sale and Purchase of PSC Capital Stock
4

     Section 2.1    Sale of Stock                      4
     Section 2.2    Consideration                      4
     Section 2.3    Expenses                      6

ARTICLE 3 - Closing                               6

     Section 3.1    Closing of Transaction
6
     Section 3.2    Closing Deliveries                 6
     Section 3.3    Post-Closing Deliveries  . . . . . . . .
. . .          7
     Section 3.4    Further Assurance                  7

ARTICLE 4 - Representations and Warranties of Sellers
8

     Section 4.1    Title                              8
     Section 4.2    Power, Authorization and Validity
8
     Section 4.3    Valid Transfer                     8
     Section 4.4    Consents                      9
     Section 4.5    No Brokers                         9
     Section 4.6    Information                        9
     Section 4.7    No Violation of Existing Agreements
9
     Section 4.8    Litigation                         10
     Section 4.9    No Material Misstatements
10
     Section 4.10   Limitations on Other Representations
10

ARTICLE 5 - Representations and Warranties of PSC
10

     Section 5.1    Capitalization                     11
     Section 5.2    Power, Authorization and Validity
11
     Section 5.3    Consents                      11
     Section 5.4    Organization and Good Standing
12
     Section 5.5    No Violation of Agreements
12
     Section 5.6    Subsidiaries                       12
     Section 5.7    Litigation                         13
     Section 5.8    Computer Software and Related Property
13
     Section 5.9    Industrial Property Rights
16
     Section 5.10   Business Know-how                  17
     Section 5.11   Financial Statements
17
     Section 5.12   Property and Assets                18
     Section 5.13   Inventory                     19
     Section 5.14   Accounts Receivable                19
     Section 5.15   No Undisclosed Liabilities
20
     Section 5.16   Absence of Certain Changes
20
     Section 5.17   Taxes                              22
     Section 5.18   Licenses and Permits
23
     Section 5.19   Corporate Documents                23
     Section 5.20   Insurance                     23
     Section 5.21   Certain Contracts and Obligations
24
     Section 5.22   Employees                     25
     Section 5.23   Environmental Matters
26
     Section 5.24   ERISA                              27
     Section 5.25   Compliance                         30
     Section 5.26   No Material Misstatements
30
     Section 5.27   Customers                     30
     Section 5.28   Suppliers                     30
     Section 5.29   Brokers                            31
     Section 5.30   Information                        31
     Section 5.31   Bank Accounts                      31
     Section 5.32   Sensitive Transactions
31
     Section 5.33   Limitations on Other Representations
31

ARTICLE 6 - Representations and Warranties of Genicom
32

     Section 6.1    Power, Authorization and Validity
32
     Section 6.2    Consents                      32
     Section 6.3    No Violation of Agreements
32
     Section 6.4    Organization and Good Standing
33
     Section 6.5    Financial Statements
33
     Section 6.6    No Undisclosed Liabilities
33
     Section 6.7    Litigation                         34
     Section 6.8    Corporate Documents                34
     Section 6.9    No Material Misstatements     . . . . .
. . . . .      34
     Section 6.10   Compliance                         34
     Section 6.11   Lender    . . . . . . . . . . . . . . .
. . . .        35
     Section 6.12   SEC Reports                        35
     Section 6.13   Brokers                            35
     Section 6.14   Information                        35
     Section 6.15   Limitations on Other Representations
36

ARTICLE 7 - Pre-Closing Covenants                      36

     Section 7.1    Affirmative Covenants of Sellers and PSC
36
     Section 7.2    Negative Covenants of Sellers and PSC
37
     Section 7.3    Other Covenants of Sellers and PSC
40
     Section 7.4    Genicom Covenants                  41
     Section 7.5    Reasonable Efforts  . . . . . . . . . .
. . .     42

ARTICLE 8 - Conditions to the Obligations of Sellers
42

     Section 8.1    Representation and Warranties
42
     Section 8.2    Covenants                     42
     Section 8.3    Compliance with Law                42
     Section 8.4    Opinion of Genicom's Counsel
42
     Section 8.5    No Litigation                      42
     Section 8.6    Closing Certificates
42
     Section 8.7    Documents                     43
     Section 8.8    Due Diligence                      43
     Section 8.9    Gallo as Vice President and General
Manager   43
     Section 8.10   Laurance Stock Options
43
     Section 8.11   Adragna Stock Options
43
     Section 8.12   No Genicom Material Adverse Effect
43
     Section 8.13   Genicom Disclosure Schedule   . . . . .
. . .     44
     Section 8.14   Certain Agreements  . . . . . . . . . .
. . .     44
     Section 8.15   VMA Consent    . . . . . . . . . . . . .
. . . .        44
     Section 8.16   CIT Subordination Agreements  . . . . .
. . .     44

ARTICLE 9 - Conditions to the Obligations of Genicom
44

     Section 9.1    Representations and Warranties
44
     Section 9.2    Covenants                     44
     Section 9.3    Compliance with Law                44
     Section 9.4    Governmental Consents              44
     Section 9.5    Documents                     45
     Section 9.6    No Litigation                      45
     Section 9.7    Opinions of PSC's and Certain Seller's
                      Counsel                45
     Section 9.8    Due Diligence                      45
     Section 9.9    Seller Approvals, Transfer and Delivery
45
     Section 9.10   PSC Stock Options                  45
     Section 9.11   Lenders' Consents                  46
     Section 9.12   Closing Certificate                46
     Section 9.13   Certificate Regarding Net Asset Value
                    of PSC    . . . . . . . . . . . . . . .
. . . .   46
     Section 9.14   No PSC Material Adverse Effect
46
     Section 9.15   Seller and PSC Disclosure Schedules
. . . . .      46
     Section 9.16   Gallo Nondisclosure Agreement . . . . .
. . .     46
     Section 9.17   Termination of Bonus Plans    . . . . .
. . . .   46
     Section 9.18   Certain Agreements  . . . . . . . . . .
. . .     46
     Section 9.19   VMA Consent    . . . . . . . . . . . . .
. . . .        46
     Section 9.20   CIT Subordination Agreements  . . . . .
. . .     47

ARTICLE 10 - Termination of Agreement                  47

     Section 10.1   Termination                        47
     Section 10.2   Survival                      48

ARTICLE 11 - Genicom Further Covenants                 48

     Section 11.1   Taxes                              48
     Section 11.2   Books and Records                  48
     Section 11.3   Credit Guarantee Release           48
     Section 11.4   Gallo Employment                   48
     Section 11.5   Audit of Genicom Books    . . . . . . .
. . . .   49

ARTICLE 12 - Indemnification                           50

     Section 12.1   Indemnification by Sellers
50
     Section 12.2   Indemnification by Genicom
50
     Section 12.3   Notice of Claim
51
     Section 12.4   Limitation on Seller Liability
53
     Section 12.5   Limitation on Genicom Liability
54
     Section 12.6   Seller Indemnity Floor, as Between
                      Sellers                55
     Section 12.7   Waiver of Certain Rights . . . . . . . .
. .  55

ARTICLE 13 - Miscellaneous                             55

     Section 13.1   Notices                            55
     Section 13.2   Entire Agreement                   56
     Section 13.3   Waivers and Amendments; Non-Contractual
                      Remedies; Preservation of Remedies
56
     Section 13.4   Governing Law                      57
     Section 13.5   Binding Effect; No Assignment
57
     Section 13.6   No Third Party Beneficiaries
57
     Section 13.7   Counterparts                       57
     Section 13.8   Opinion of Counsel                 58
     Section 13.9   Exhibits                           58
     Section 13.10  Headings                      58
     Section 13.11  Publicity                     58
     Section 13.12  Severability                       58
     Section 13.13  Attorneys' Fees
58
     Section 13.14  Confidentiality
58
     Section 13.15  Survival                      59
     Section 13.16  Terminology                        60
     EXHIBITS

     Exhibit A      Printer Systems Corporation Stock and
                      Genicom Corporation Payments

     Exhibit B      Determination of Performance Payment
     PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT ("Agreement") is entered into on this ____ day of ___________, 1995, by and among GENICOM CORPORATION, a Delaware corporation ("Genicom"), ARTHUR D. GALLO ("Gallo"), JOEL E. LAURANCE ("Laurance"), KRISHNASAMARAJ NARAYANASWAMY ("Narayanaswamy"), and ATLANTIC VENTURE PARTNERS II, L.P., a Delaware limited partnership ("AVP") (Gallo, Laurance, Narayanaswamy and AVP, individually, "Seller" and collectively, "Sellers") and PRINTER SYSTEMS CORPORATION, a Virginia corporation ("PSC").

     RECITALS

     WHEREAS, Gallo owns 2,214,113 shares of the common stock of PSC, par value $.01 per share (the "PSC Common
Stock"), Laurance owns 50,000 shares of PSC Common Stock,
Narayanaswamy owns 50,000 shares of PSC Common Stock, and
AVP owns 499,276 shares of PSC Common Stock; and

     WHEREAS, AVP owns 6,250 shares of PSC's Series B
Convertible Preferred Stock, par value $100.00 per share
(the "Series B Convertible Preferred Stock"); and

     WHEREAS, all holders of stock options in PSC will, prior to Closing, terminate their options; and

     WHEREAS, the PSC Common Stock and the Series B
Convertible Preferred Stock held by Sellers as of Closing will constitute all of the issued and outstanding shares of capital stock of PSC; and

     WHEREAS, Sellers desire to sell, and Genicom desires to purchase for cash both at Closing and in certain annual payments thereafter, the PSC Common Stock and the Series B Convertible Preferred Stock, all upon the terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the premises set forth in this Agreement and subject to the terms and conditions stated herein, Genicom, Sellers and PSC hereby agree as follows:

     ARTICLE 1

     DEFINITIONS

     1.1 Certain Definitions.  The terms defined in this
Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

     "Business Know-how" shall mean trade and business secrets, know-how, data, designs, inventions, processes, production methods, development documentation, programming tools, specifications, Software Design Materials, Software Repair Materials, Future Enhancements, technology, discoveries and improvements, information, drawings, manuals, reports, recorded knowledge, performance and other standards, catalogues, confidential and proprietary information and other proprietary and intellectual property rights, but shall exclude any Industrial Property Rights.
     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Disclosure Schedule" shall mean any Seller Disclosure
Schedule, PSC Disclosure Schedule or Genicom Disclosure
Schedule.

     "End-User" shall mean any Person with the right to use the Software (and/or Software Repair Materials or Future
Enhancements) solely for its internal business purposes but without any rights whatsoever to license, sublicense, market, sell, transfer, copy (except for back-up copies), modify, transmit (electronically or otherwise) or otherwise dispose of the Software.

     "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

     "Formal Change Letter" shall mean a standard letter sent to customers (including marketing and licensing representatives) of PSC setting forth Enhancements to the Software and/or Software Repair Materials.

     "GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

     "Industrial Property Rights" shall mean and include utility and design patents and reissue patents, patent applications (including all divisional, continuation and continuation-in-part applications), patent disclosures, trademarks, trademark applications, trademark registrations, service marks, service mark applications, service mark registrations, trade names, copyrights, copyright applications, mask-works, copyright registrations, and all other patent, trademark, service mark, trade name, trade dress and copyright rights.

     "Lien" shall mean any lien, security interest, claim, charge, mortgage, pledge, restriction or encumbrance of any kind, including but not limited to any of the foregoing arising through or as a result of options, mortgages, indentures, security agreements or other agreements, arrangements, contracts, understandings, commitments or obligations of any kind, whether written or oral and whether or not relating in any way to credit or to the borrowing of money, and "Liens" shall refer to all of the foregoing collectively; provided, however, that the term "Lien" shall not include any limitation on the transferability of any share of PSC capital stock arising from the registration requirements of the Securities Act and applicable state securities laws.

     "Material Adverse Effect" shall mean any change or effect that, individually or when taken together with all other such changes or effects, could reasonably be expected to be materially adverse to the financial condition, assets, properties, business or operations of the referenced entity.

     "Net Asset Value of PSC" shall mean the amount of total assets of PSC less the amount of total liabilities of PSC as of the date of the Closing, as determined by PSC in good faith and in accordance with GAAP.

     "Off-the-Shelf Software" shall mean computer software and enhancements which are commercially available, used solely for internal purposes by PSC and not distributed by PSC to End-Users or to marketing or licensing representatives.

     "Person" shall mean any individual, firm, corporation, or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies or assessments payable to any federal, state, local or foreign taxing authority or agency including but not limited to (a) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes,
(b) customs duties, imposts, charges, levies or other similar assessments of any kind and (c) interest, penalties and additions to tax imposed thereto.

     "To the knowledge of Genicom," "to Genicom's knowledge," and like terms shall mean to the knowledge of Paul T. Winn, James C. Gale and James A. Jones.

     "To the knowledge of PSC," "to PSC's knowledge," and like terms shall mean to the knowledge of PSC's executive officers, meaning Gallo, Laurance and Daniel J. Adragna
("Adragna").

     References to PSC and Genicom in this Agreement include their respective majority owned subsidiaries, unless the context thereof clearly indicates otherwise.

     1.2 Other Definitions. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.

     ARTICLE 2

     SALE AND PURCHASE OF PSC CAPITAL STOCK

     2.1 Sale of Stock. Subject to the terms and conditions set forth in this Agreement, at Closing each Seller, severally but not jointly, hereby agrees to sell, convey, transfer, assign and deliver to Genicom free and clear of all Liens, and Genicom hereby agrees to purchase from each Seller, severally but not jointly, for the consideration specified in Section 2.2, all of such Seller's PSC Common Stock and Series B Convertible Preferred Stock, the number of shares of which are set forth beside the name of such Seller on Exhibit A.

     2.2 Consideration.

     (a)  As consideration for the sale of the PSC Common
Stock and Series B Convertible Preferred Stock to Genicom,
Genicom agrees to pay to Sellers an aggregate of $2,000,000.00 (the "Base Payment"), and up to $3,000,000.00
(subject to the credit described in Section 2.2(c)) as a performance payment ("Performance Payment"), for a maximum purchase price of $5,000,000.00 (subject to the credit described in Section 2.2(c)).

     (b) Of the Base Payment, (i) $800,000.00, less the amount, if any, by which the Net Asset Value of PSC, as set forth in the certificate delivered by PSC to Genicom pursuant to Section 9.13, is less than $1,900,000.00, shall be paid in cash at Closing in accordance with Section 3.2(c)(i) and (ii) the balance of $1,200,000.00 shall be paid in equal installments of $400,000.00 on the first, second and third anniversary dates of Closing in accordance with Section 3.3(a). Of the amount payable in cash at Closing pursuant to clause (b)(i), Genicom shall pay directly to Venture Management Associates, a California limited partnership ("VMA"), the amount required under and in accordance with Section 3.2(c)(i). Of the amount payable in cash on the first, second and third anniversary of Closing pursuant to clause (b)(ii), Genicom shall pay directly to VMA the amounts required under and in accordance with Section 3.3(a).

     (c) As more fully specified on Exhibit B, the determination of the amount of the Performance Payment to be paid to each Seller and to VMA shall be based on the performance of the Page Printer Business Unit of Genicom, as reconstituted after Closing and which will include the IBM plug-compatible printer business as described in Exhibit B (the "Page Printer Business Unit"). The Performance Payment shall be paid over a three year period, with the first year, second year and third year payment not to exceed $600,000.00, $1,500,000.00, and $2,000,000.00, respectively, and on a cumulative basis not to exceed $3,000,000.00 (subject to the credit described below in this Section 2.2(c)). It is agreed that if the portion of the Performance Payment calculated under the formula set forth on Exhibit B exceeds $600,000.00 in year one or $1,500,000.00 in year two (with any such excess in either of those years not being reduced by performance in any subsequent year), the excess will be paid in a subsequent year provided that such additional payment will not result in the payment exceeding the specified limit for that year. Notwithstanding the foregoing, in consideration of Genicom's structuring the transaction as provided in this Agreement, Genicom shall receive a credit of $200,000.00 against the Performance Payment, which shall be taken Dollar for Dollar against the first $200,000.00 of earned Performance Payment and before any Performance Payment is made. The respective percentages of the Performance Payment to be received by each Seller and by VMA are specified on Exhibit A. Genicom shall make Performance Payment payments on or before the 30th day after the last day of the applicable Genicom fiscal year following Closing as set forth on Exhibit B; said payments to be made in accordance with Section 3.3(b).

     (d) In the event that, during the 3 year period following Closing, the Page Printer Business Unit is sold to another Person (excluding sales to a subsidiary controlled by Genicom) or the business of the Page Printer Business Unit is terminated by Genicom, Genicom and Sellers agree to negotiate in good faith an equitable settlement of the amount of additional Performance Payment, if any, to be paid to Sellers in connection with such sale or termination, based upon the following factors: (i) the past performance of the Page Printer Business Unit from Closing until the date of sale or termination, (ii) the then current business environment and (iii) in the event of a sale, the terms of the sale transaction. Genicom intends, during the 3 year period following Closing, to seek to operate the Page Printer Business Unit as a successful business unless the best interests of Genicom and its stockholders require otherwise, and intends to consult with Gallo, so long as Gallo is employed by Genicom, or with Sellers if Gallo is no longer so employed, in any decision to sell, or terminate the business of, the Page Printer Business Unit.

     (e)  Any Base Payment, Performance Payment or
Acceleration Payment not paid when due shall bear interest at the "Prime Rate" listed in the "Money Rates" (or equivalent) section of the Wall Street Journal on the date payment was due, calculated and accruing from the date payment was due to the date of payment.

     (f) Genicom may, in its sole discretion, cause independent accountants selected by Genicom (which may be Genicom's regular independent accountants), to prepare an unaudited balance sheet of PSC as of the date of the Closing (the "Closing Balance Sheet"). Such accountants shall be directed to commence preparation of the Closing Balance Sheet within 45 days after Closing, and Genicom, PSC and Sellers shall cooperate and use their reasonable efforts to assure that the Closing Balance Sheet is timely completed within 120 days after Closing. In the event that the Net Asset Value of PSC, as computed based upon the Closing Balance Sheet, is less than such amount as computed by PSC prior to the Closing and reported on the certificate delivered to Genicom pursuant to Section 9.13, Genicom shall be entitled to a credit against the Base Payment in an amount equal to the amount of such shortfall. Any claim under this paragraph must be made not later than 30 days after receipt by Genicom of the Closing Balance Sheet and, if no claim is made within such period, Genicom shall have no further rights under this paragraph.

     2.3 Expenses. Expenses of this transaction, including but not limited to legal and accounting fees ("Transaction
Expenses"), incurred by PSC and by Sellers will be paid by PSC and shall be shown on the interim unaudited PSC balance sheet prepared as of Closing by PSC's chief financial officer. Transaction Expenses incurred by Genicom will be paid by Genicom.

     ARTICLE 3

     CLOSING

     3.1 Closing of Transaction. Subject to the conditions set forth herein, the purchase of PSC capital stock described in Sections 2.1 and 2.2 hereof shall occur on or before February 16, 1995 at 10:00 o'clock a.m., or on such other date and at such time as mutually agreed by the parties in writing ("Closing"), at the offices of Shulman, Rogers, Gandal, Pordy & Ecker, P.A., 11921 Rockville Pike, Third Floor, Rockville, Maryland 20852, or such other place as the parties may agree.

     3.2  Closing Deliveries.  At Closing:

     (a)  Each Seller shall deliver to Genicom:

          (i) certificates representing the Seller's PSC Common Stock and, if applicable, Series B Convertible Preferred Stock (the amount of which is set forth beside such Seller's name on Exhibit A), endorsed to Genicom, which shall transfer to Genicom good title to the PSC Common Stock and, if applicable, Series B Convertible Preferred Stock, free and clear of all Liens; and

          (ii) all options for PSC Stock, if any; and

          (iii) such other documents, including officer's certificates, receipts and opinions of counsel, as may be required by this Agreement or reasonably requested by Genicom.

     (b)  PSC shall deliver to Genicom:

          (i)  the resignations of such officers and
directors of PSC as are designated by Genicom; and

          (ii) such agreements and documents, including officer's certificates and opinions of counsel, as may be required by this Agreement or reasonably requested by Genicom.

     (c) Genicom shall deliver to each Seller and VMA, as applicable:

          (i)  by wire transfer, the amounts of the Base
Payment computed in accordance with Exhibit A; and

          (ii) such other documents, including officer's certificates and opinions of counsel, as may be required by this Agreement or reasonably requested by any Seller.

     (d) Genicom shall deliver to Gallo, Laurance and Adragna options for Genicom stock as required by Sections
8.9, 8.10 and 8.11, respectively.

     3.3 Post-Closing Deliveries.  Following Closing,
Genicom shall deliver to each Seller and VMA, as applicable:

     (a) at the times specified in Section 2.2(b), by wire transfer or certified check, their respective portions of the Base Payment as listed on Exhibit A; and

     (b) at the times specified in Section 2.2(c), by wire transfer or certified check, their respective portions of the Performance Payment, if any, determined in accordance with Exhibit A and Exhibit B, along with a statement certified by the chief financial officer of Genicom as to the calculation of the amounts thereof.

     3.4 Further Assurance. Sellers, PSC and Genicom at any time after Closing shall execute, acknowledge and deliver any other assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by any party and will take any other action consistent with the terms of this Agreement that may reasonably be requested by any party for the purpose of accomplishing the agreements set forth herein.

     ARTICLE 4

     REPRESENTATIONS AND WARRANTIES OF SELLERS

     Except as set forth in the Seller Disclosure Schedule to be delivered by each Seller to Genicom prior to Closing, which Seller Disclosure Schedule contains, with respect to each matter disclosed therein, a reference to the Section of this Agreement to which such disclosure relates, each Seller hereby represents and warrants to Genicom, solely with respect to such Seller and the shares of PSC capital stock owned and held by such Seller, as follows:

     4.1 Title. Seller is the sole record and beneficial owner of, and owns and holds good and valid title to, the PSC Common Stock and, if applicable, the Series B Convertible Preferred Stock being transferred by Seller and set forth beside Seller's name on Exhibit A, free and clear of any Liens, and does not own any other shares of PSC capital stock or any other securities exercisable or exchangeable for, or convertible into, any such stock.
There are no agreements, options, warrants, rights, calls or commitments of any character to which Seller is a party or by which Seller is bound providing for the purchase, repurchase or redemption of, or granting a right of first refusal in, or in any way relating to, the shares of PSC's capital stock held by Seller. There are no voting trusts, proxies or other agreements or arrangements or understandings with respect to the voting of Seller's capital stock of PSC.

     4.2 Power, Authorization and Validity. Seller has all requisite power and authority and, if applicable, legal capacity, to execute, deliver and perform its obligations under this Agreement. All action on the part of Seller, and its officers, directors, shareholders, trustees and partners (if any) necessary for the authorization, execution, delivery and performance of all obligations of Seller under this Agreement, and for the delivery of the PSC Common Stock and, if applicable, the Series B Convertible Preferred Stock being purchased hereunder, has been taken. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable against the Seller in accordance with its terms. If Closing occurs, that certain Agreement by and among Sellers and PSC to be dated prior to Closing (the "Seller Agreement") constitutes the valid and legally binding obligation of Seller, enforceable against the Seller in accordance with its terms.

     4.3 Valid Transfer. Upon the delivery to Genicom or its representatives of certificates for Seller's PSC Common
Stock and, if applicable, Series B Convertible Preferred
Stock, together with appropriate transfer powers, Genicom shall own all right, title and interest in such PSC Common
Stock and Series B Convertible Preferred Stock free and clear of any Liens.

     4.4 Consents. No consent, approval or authorization of, or designation, declaration or filing with, any federal, state, local or foreign government, board, authority, agency, department, bureau, court, commission or other body, office or instrumentality or any arbitrator with authority to bind a party at law (individually a "Governmental Entity" and collectively, "Governmental Entities"), or any other Person, is required on the part of Seller in connection with the valid execution and delivery of this Agreement, or the performance by Seller of Seller's obligations hereunder, or the sale of the PSC Common Stock and, if applicable, the Series B Convertible Preferred Stock by Seller, except such filings and approvals as may be required to comply with federal and state securities laws.

     4.5 No Brokers. There is no legally binding arrangement made by or on behalf of Seller for the payment of any fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement, or in connection with any transaction contemplated hereby, except for the payments to VMA as set forth in Sections 2.2(b) and (c) and determined pursuant to Exhibit A and Exhibit B, which amount constitutes all amounts owed to VMA by PSC and Seller either in connection with the transactions contemplated by this Agreement or for any other reason.

     4.6 Information. Seller believes it has received all the information it considers necessary or appropriate for deciding whether to engage in the transactions contemplated herein. Seller has had an opportunity, subject to reasonable confidentiality restrictions, to ask questions and receive answers from Genicom and PSC regarding the terms and conditions of the transactions contemplated herein and the business, properties, prospects and financial condition of Genicom and PSC and to obtain additional information (to the extent Genicom or PSC possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. Neither this Section 4.6 nor any investigation by or on behalf of Seller, heretofore or hereafter made, shall limit, or affect the survival of, any representation and warranty contained herein or the ability of Seller to obtain indemnification pursuant to Article 12 hereof.

     4.7 No Violation of Agreements. The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller will not (a) conflict with or violate any provision of Seller's governing documents, if any, (b) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, published policy or guideline, regulation, order, judgment or decree (individually a "Law" and collectively, "Laws") applicable to Seller, or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or require payment by PSC or Genicom under, or result in the creation of a Lien on any of the properties or assets of PSC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller is bound.

     4.8 Litigation. There is no litigation, proceeding or investigation pending or to Seller's knowledge, threatened in writing, relating to Seller which questions the validity of this Agreement, or any action taken or to be taken in connection herewith or therewith or seeks to prohibit or render illegal the transactions contemplated by this Agreement.

     4.9 No Material Misstatements. No representation or warranty of a Seller contained in this Agreement (including but not limited to, in the Seller Disclosure Schedule or any Exhibit to this Agreement), or in any document, instrument or certificate delivered pursuant hereto at Closing (all such representations and warranties collectively, the "Written Seller Representations") contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

     4.10 Limitations on Other Representations. Except for the Written Seller Representations, neither such Seller, nor any other Person on behalf of such Seller, makes any other express or implied representation or warranty on behalf of such Seller, and, except for the Written Seller Representations by such Seller, each Seller hereby disclaims any such representation or warranty, whether by such Seller, any other Seller, PSC, or any of their respective officers, directors, employees, agents or representatives, or any other Person, with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any delivery, disclosure, statement, representation or warranty to Genicom or any of its officers, directors, employees, agents or representatives, or any other Person.

     ARTICLE 5

     REPRESENTATIONS AND WARRANTIES OF PSC

     Except as set forth in the PSC Disclosure Schedule to be delivered by PSC to Genicom prior to Closing, which PSC
Disclosure Schedule contains, with respect to each matter enclosed therein, a reference to the Section of this Agreement to which such disclosure relates, PSC hereby represents and warrants to Genicom as follows:

     5.1 Capitalization. The authorized capital stock of PSC consists of 9,900,000 shares of PSC Common Stock, par value $0.01 per share, and 100,000 shares of Preferred Stock, par value $100.00 per share, of which 2,813,389 shares of PSC Common Stock, and 6,250 shares of Preferred Stock, such shares of Preferred Stock having been designated Series B Convertible Preferred Stock, are issued and outstanding. There are no voting trusts, proxies or other agreements or arrangements or understandings to which PSC is a party or by which it is bound relating to the issued or unissued capital stock of PSC, and to the knowledge of PSC, no such agreements exist between or among any Persons other than PSC. All outstanding shares of capital stock of PSC are held by the Sellers as set forth on Exhibit A. All of the issued and outstanding shares of capital stock of PSC have been duly authorized, validly issued and are fully paid and nonassessable, with no preemptive rights, and have been issued in compliance with all applicable federal and state securities laws. There are no agreements, options, warrants, rights, calls or commitments of any character to which PSC is a party or by which PSC is bound providing for the issuance, grant or sale of any shares of capital stock or securities convertible into, or exercisable or exchangeable for, capital stock, or for the repurchase, redemption or other acquisition of shares of such stock or such securities. PSC has no plans to issue any shares of capital stock or securities convertible into, or exercisable or exchangeable for, capital stock. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of PSC.

     5.2 Power, Authorization and Validity. PSC has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. All action on the part of PSC, and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations of PSC under this Agreement has been taken. This Agreement constitutes the valid and legally binding obligations of PSC, enforceable against PSC in accordance with its terms. If Closing occurs, the Seller Agreement constitutes the valid and legally binding obligation of PSC, enforceable against PSC in accordance with its terms.

     5.3 Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity, or any other Person, is required on the part of PSC in connection with the valid execution and delivery of this Agreement, the performance by PSC of its obligations hereunder, or, to the knowledge of PSC, the sale of the PSC Common Stock and, if applicable, the Series B Convertible Preferred Stock by each Seller, except such filings and approvals as may be required to comply with federal and state securities laws.

     5.4 Organization and Good Standing. PSC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted, and is qualified as a foreign corporation in Maryland and in each other jurisdiction in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect on PSC. All minute books and records of PSC relating to proceedings of the shareholders and the board of directors and any applicable committees of PSC have been made available to Genicom. Such minute books and records are (a) the original minute books and records of PSC with respect to all proceedings of the shareholders and the board of directors and applicable committees through the date hereof and (b) true, complete and correct in all respects. There have been no material changes, additions or alterations in such minute books or records that have not been disclosed to Genicom in writing.

     5.5 No Violation of Agreements. The execution and delivery of this Agreement by PSC and each Seller does not, and the performance of this Agreement by PSC and each Seller will not (a) conflict with or violate the Articles of Incorporation or By-laws, in each case as amended or restated, of PSC, (b) conflict with or violate any Law applicable to PSC, or by which any of PSC's properties are bound or to which any of its properties are subject, which conflict with or violation could reasonably be expected to have a Material Adverse Effect on PSC, or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of PSC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which PSC is a party or by which PSC or any of its properties are bound or to which any of its properties are subject.

     5.6 Subsidiaries. PSC does not have any subsidiaries, or any interests, direct or indirect, in any corporation, partnership, joint venture or other business entity, other than its ownership of all of the outstanding capital stock of Printer Systems International, Inc., a Virginia corporation, and The Printer Connection, Inc., a Virginia corporation (each a "Subsidiary"). No Subsidiary (a) has conducted any business during the period of 24 consecutive calendar months ending on the date hereof, (b) has any assets of any nature or (c) has any indebtedness, obligations, commitments or liabilities of any nature (known or unknown, accrued, absolute, contingent, threatened in writing or otherwise). PSC has no obligation to make any investment in (in the form of a loan, capital contribution or otherwise), or to provide any guarantee with respect to obligations of, any Person.

     5.7 Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including but not limited to actions or proceedings seeking injunctive relief and any other action or proceeding of any nature before any Governmental Entity), pending or, to the knowledge of PSC, threatened against or affecting PSC or any properties or rights of PSC. PSC is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or, to the knowledge of PSC, investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity including but not limited to cease-and-desist or other orders. PSC has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other similar law of any jurisdiction.

     5.8  Computer Software and Related Property.

     (a) The PSC Disclosure Schedule sets forth a list and description of all the computer software (including the latest versions of the source code and object code (including micro-code)) but excluding the Off-the-Shelf Software; all enhancements, upgrades, revisions, improvements, modifications and new releases (collectively, "Enhancements") of such computer software which have been distributed to End-Users or to marketing or licensing representatives (including the latest versions of the source code and object code (including micro-code) therefore); and all documentation, user manuals, training and instructional materials, technical manuals and support materials (whether recorded or distributed in print, electronic or video formats) (the "Documentation") related thereto (collectively, the "Software"), currently owned, leased or licensed by PSC or as to which PSC otherwise currently has rights to sell, modify, incorporate into other software, reproduce, market, license, sublicense or otherwise use, together with a description of the nature of PSC's right, title and interest therein. The PSC Disclosure Schedule sets forth a list and description of all functional, technical and design specifications, compatibility characteristics, flow charts, test software and beta-test results in the possession of or owned by PSC (the "Software Design Materials") for the Software. The PSC Disclosure Schedule sets forth a list and description of (i) all known defects, "bugs" and operational problems in the Software ("Defects") and (ii) the programming code, "fixes" and "patches" which cure the Defects, including the latest versions of the source and object code (including micro-code), Documentation and Software Design Materials therefore, to the extent that they have not been incorporated into the Software (the "Software Repair Materials"). The PSC Disclosure Schedule sets forth a list and description of all Enhancements and new software programs or products which are under development but which have not yet been distributed to End-Users or to marketing or licensing representatives and the Documentation and Software Design Materials therefore (the "Future Enhancements"). The Software, Software Design Materials, Software Repair Materials and Future Enhancements (collectively, the "Software Property") constitute all computer software and source code, technical and design material, software correction materials and software works in progress currently used in the operation of the business of PSC, excluding Off-the-Shelf Software.

     The Software Property and Industrial Property Rights:
(i) are owned by PSC free and clear of all Liens; (ii) have been protected by PSC by the trade secret procedures described in the PSC Disclosure Schedule and by the patents, copyrights, trademarks, service marks (including registrations therefore) and other rights described in the PSC Disclosure Schedule and (iii) are not subject to any legal or contractual restriction that would prevent the Software Property and Industrial Property Rights from being licensed, sublicensed, marketed, incorporated in other software, modified, copied, transmitted (electronically or otherwise) or otherwise used, licensed or sold by PSC without restriction or payment to any third party, provided, however, that with respect to Software Property and Industrial Property Rights which are owned by third parties and licensed by PSC, PSC's representation is limited to its knowledge. The consummation of the transactions contemplated by this Agreement will not alter any of the rights described in the preceding sentence. PSC has acted and continues to act in a commercially reasonable manner to maintain its Industrial Property Rights in the Software Property.

     (b) No Person has disputed or otherwise questioned (except disputes and questions which have been withdrawn) PSC's right, title or interest in or to any of the Software Property. Neither the Software Property nor PSC's use or licensing thereof or of any part or copy thereof, misappropriates, infringes upon or violates any Industrial Property Right of any third party and there are no claims with respect to any such infringement or violation pending or, to the knowledge of PSC, threatened in writing, provided, however, that with respect to Software Property and Industrial Property Rights which are owned by third parties and licensed by PSC, PSC's representation is limited to its knowledge.

     (c) All licenses of the Software Property granted by PSC to third parties are in writing and require the licensees thereunder to maintain the confidentiality thereof. All employees of, and other software programmers or developers retained by, PSC, past and present, who have had access to any of the Software Property have executed and delivered to PSC confidentiality agreements substantially in one of the forms contained in the PSC Disclosure Schedule. No written claim with respect to Software Property by or against any past or present PSC employee or other PSC software programmer or developer or PSC has been made. To the knowledge of PSC, there has not been any breach of any confidentiality agreement in favor of or binding on PSC relating to the Software Property either by the employees of PSC or other software programmers or developers of PSC, or any third parties.

     (d) Except as set forth in the PSC Disclosure Schedule or pursuant to written license agreements with End-Users or pursuant to written distribution, marketing or licensing agreements with representatives or agents who are authorized to distribute, market or license only to End-Users, forms of which are contained in the PSC Disclosure Schedule, PSC has not conveyed any Industrial Property Rights to any part of the Software Property (excluding conveyances which are no longer in effect). No third party has currently or has had within the past three years access to the Software Design Materials or the source code of the Software, Software Repair Materials or Future Enhancements. Except pursuant to written agreements between PSC and End-Users or pursuant to written distribution, marketing or licensing agreements with representatives or agents who are authorized to distribute, market or license only to End-Users, PSC has not granted or provided, and is not obligated to grant or provide, any rights to license, sublicense, market, incorporate into other software, sell, copy (except for authorized back-up copies), modify, transmit (electronically or otherwise) or otherwise use any Software Property. The PSC Disclosure Schedule sets forth the date and contents (including level of Enhancement) of each Formal Change Letter and indicates with respect to each Person listed in the PSC Disclosure Schedule pursuant to the first three sentences of this
Section 5.8(d), the levels of Enhancement of each type of Software, Software Repair Materials or Future Enhancements which has been provided to, licensed to or otherwise accessed by each such Person.

     (e) Each End-User has entered into an agreement with PSC in the form of one of the standard forms of license agreement currently in use by PSC and contained in the PSC Disclosure Schedule or has entered into an agreement with PSC which includes substantially similar provisions protecting the rights of PSC in the Software Property, limiting warranties and otherwise. Except pursuant to written license agreements with End-Users or pursuant to written distribution, marketing or licensing agreements with representatives or agents who are authorized to distribute, market or license only to End-Users, no Person has any right to make or permit others to make copies of any Software Property, other than a right to make a limited number of such copies for back-up purposes only.

     (f) None of the Software has manifested any operating problems which would or could lead to claims of breach of warranty by End-Users, other than any such problems that have been corrected in the ordinary course of business.
Such problems have not resulted, and PSC does not reasonably anticipate that such problems will in the future in the aggregate result, in losses or expenses for PSC. All such Software is tested either internally or as part of any ongoing development process at customer sites, if and to the extent PSC has received written notice or actual knowledge of problems, all such problems have been remedied. PSC has disclaimed all implied warranties with respect to any Software distributed by or for it, and has only made the warranties set forth in the PSC Disclosure Schedule.

     (g) All Off-the-Shelf Software used by PSC is duly licensed by PSC, and used in accordance with any limitations or restrictions in such license agreements.

     5.9 Industrial Property Rights. The PSC Disclosure Schedule contains a true and complete list of all Industrial Property Rights owned by PSC, and a true and complete list of all Industrial Property Rights of which PSC is licensee or in which PSC otherwise has any rights or interest (collectively, the "PSC Industrial Property Rights"), together with a description of the nature of PSC's interest therein. PSC owns on an exclusive basis, free and clear of all Liens, or has the perpetual right to use, without payment to or interference from any other party, all PSC Industrial Property Rights. Within the past three years, PSC has not given any notice, nor has PSC received any notice, of conflict with the rights of others with respect to the PSC Industrial Property Rights and PSC has not infringed on Industrial Property Rights of any other Person, provided, however, that with respect to Industrial Property Rights which are owned by third parties and licensed by PSC, PSC's representation is limited to its knowledge. The operation of the business of PSC after Closing in the manner heretofore conducted by PSC will not infringe on any Industrial Property Rights of others or any other proprietary rights of others, provided, however, that with respect to Industrial Property Rights which are owned by third parties and licensed by PSC, PSC's representation is limited to its knowledge. No action, suit, arbitration or legal, administrative or other proceeding or governmental investigation is pending to which PSC is a party, or, to the knowledge of PSC, threatened in writing or orally which involves any of the PSC Industrial Property Rights. PSC is not subject to any judgment, order, writ, injunction or decree of any Governmental Entity, nor has PSC entered into or become a party to any contract or agreement still in effect, which restricts or impairs the validity, enforceability or use of any of the PSC Industrial Property Rights. No other Industrial Property Rights are used in or necessary to conduct the business of PSC, other than Off-the-Shelf Software licenses.

     5.10 Business Know-how. PSC owns all Business Know-how used in the business of PSC as presently conducted (collectively, the "PSC Business Know-how"), free and clear of all Liens, and no royalties are payable to anyone relating thereto. Within the past 3 years PSC has not given any written notice, nor has PSC received any written notice, of any conflict with the rights of others with respect to any PSC Business Know-how, and, to the knowledge of PSC, the PSC Business Know-how does not conflict with the rights of others. PSC Business Know-how is sufficient to conduct the business of the PSC as presently conducted and is contained in written materials owned and possessed by PSC.

     5.11 Financial Statements. PSC has furnished to Genicom a complete and correct copy of the audited balance sheet of PSC (including the notes thereto, the "Audited Balance Sheet") as of September 30, 1994 and September 30, 1993 and the related statements of operations, changes in stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto (collectively, the "Audited Financial Statements") and the unaudited balance sheet as of December 31, 1994 and the related statements of income, stockholder's equity and cash flow for the three month period then ended (the "Unaudited Financial Statements"). The Audited Financial Statements and the Unaudited Financial Statements shall be collectively referred to as the "Financial Statements." The Financial Statements fairly present the financial position and results of operations of PSC, as at the dates and for the periods indicated and are in each case in conformity with GAAP, and have been prepared from and are in accordance with the books and records of PSC, subject in the case of the Unaudited Financial Statements, to normal year-end adjustments which would be otherwise required for full year presentation under GAAP (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of items customarily reflected in the footnotes to financial statements presented for an entire accounting year prepared in accordance with GAAP (which if presented, would not differ materially from those included in the Audited Financial Statements). The statements of income included in the Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets except as expressly specified therein. The books and records of PSC are in all material respects complete and correct and are maintained in accordance with good accounting practices and sound and customary business practices.

     5.12 Property and Assets.

     (a) The plants, buildings, structures and improvements located on real estate leased by PSC (the "PSC Real Property") are suitable for the continued conduct of its business at such property as presently conducted and are in good operating condition and repair, except with respect to ordinary wear and tear, and have been properly maintained in the ordinary course of business with routinely scheduled maintenance and are suitable for the uses for which they are intended. To the knowledge of PSC, such plants, buildings, structures and improvements are being operated in conformity with all applicable Laws relating thereto currently in effect or scheduled to come into effect, except for such non-conformity which could not reasonably be expected to have a Material Adverse Effect on PSC. To the knowledge of PSC, there are no pending or threatened developments which might curtail the present or future use of any of such PSC Real Property for the purpose for which it was leased or for the purposes for which it is used. No use by PSC of any PSC
Real Property is dependent upon a nonconforming use or special permit or license. To the knowledge of PSC, none of the plants, buildings, structures and improvements located on PSC Real Property encroaches in any respect on property of others. Each plant, building, structure and improvement operated by PSC is served by gas, electricity, water, sewage and waste disposal and other utilities adequate to operate such plant, building, structure and improvement substantially as operated on the date hereof, and none of the utilities serving any such plants, buildings, structures and improvements has notified PSC in writing of any reduction in service or any increase in the cost thereof.
PSC does not own and has never owned any real property.

     (b) PSC has good and marketable title to, or a valid leasehold interest pursuant to a written lease in, all personal property (including but not limited to all inventory) used or useful in its business free and clear of any Lien. PSC has physical custody of all such personal property. PSC has made available to Genicom a list of all machinery, equipment, furniture, tools, supplies and other tangible personal property (other than books and records and purchase orders, forms, labels, stationery, shipping materials, brochures, photographs and advertising materials) wherever located which are used or useful in PSC's business as of the most recent practicable date.

     (c) All tangible personal property used or useful in PSC's business (including but not limited to all machinery, equipment, furniture, tools, supplies and other tangible personal property) is in good condition and repair, except with respect to ordinary wear and tear, and has been properly maintained in the ordinary course of business with routinely scheduled maintenance and is suitable for the uses for which intended. All such personal property is being operated in all respects in conformity with all applicable Laws relating thereto currently in effect or scheduled to come into effect, except for such non-conformity which could not reasonably be expected to have a Material Adverse Effect on PSC.

     (d) The assets reflected in the unaudited balance sheet of PSC as of December 31, 1994 include all tangible and intangible properties and rights of PSC necessary to conduct, or used by PSC in the conduct of, its business as presently being conducted.

     5.13 Inventory. All inventories (including inventories of work in progress and materials) of PSC are of good, usable and merchantable quality, net of any reserves provided therefor in the Financial Statements. All such inventories are reflected in the Audited Financial Statements, and the Unaudited Financial Statements, at the lower of cost (determined on a first-in, first-out method) or market, all in accordance with GAAP, subject in the case of the Unaudited Financial Statements to normal year-end adjustments which would be otherwise required for full year presentation under GAAP (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of items customarily reflected in the footnotes to financial statements presented for an entire accounting year prepared in accordance with GAAP (which if presented, would not differ materially from those included in the Audited Financial Statements). Such inventories do not include any obsolete or discontinued items, except to the extent of the reserves therefor reflected in the Audited Financial Statements and the Unaudited Financial Statements. All materials and work in progress included in such inventories are suitable and processable for the production of finished products of PSC's standard specifications. The inventory of PSC in the amounts reflected in the Unaudited Financial Statements and the inventory acquired after December 31, 1994, by PSC consist of items of a quality and quantity usable or resalable in the normal course of business of PSC and, if salable, are, if sold in the normal course, salable at market values not less than the book value amounts thereof, net of any reserves provided for in the Unaudited Financial Statements.

     5.14 Accounts Receivable. The accounts receivable shown in the Unaudited Financial Statements have arisen in the ordinary course of business and are valid and genuine and are current and collectible within 90 days net of the reserves shown on the balance sheet contained in the Unaudited Financial Statements. PSC has not received any written notice of any claim by a customer, and to the knowledge of PSC, there are no facts that would give rise to a claim that would constitute an offset or defense to any such receivable (subject to the reserve shown on the balance sheet contained in the Unaudited Financial Statements). Since December 31, 1994, (a) no event has occurred that would, under the practices of PSC reflected on the unaudited balance sheet as of such date, require an increase of more than $5,000.00 in the amount of the reserve for uncollectible accounts receivable for PSC and (b) there has been no material adverse change in the composition of such accounts receivable in terms of aging. PSC has made available to Genicom a detailed list of its accounts receivable, showing in reasonable detail the age thereof. The prepaid expenses reflected on the unaudited balance sheet of PSC as of December 31, 1994 have been incurred solely for the benefit of PSC.

     5.15 No Undisclosed Liabilities. PSC has no material indebtedness, obligations, commitments or liabilities of any nature (known or unknown, accrued, absolute, contingent, threatened in writing or otherwise) other than those (a) fully reflected or reserved against, and quantified, in the Unaudited Financial Statements and (b) incurred in the ordinary course of business and consistent with past practices since December 31, 1994.

     5.16 Absence of Certain Changes.  Since September 30,
1994 there has not been:

     (a) any change in the business, financial condition, assets, liabilities, results of operations or prospects of PSC except for changes which could not reasonably be expected to have a Material Adverse Effect on PSC;

     (b) (i) any increase in the compensation payable or to become payable by PSC to any of the officers, employees, agents, directors or consultants of PSC (the "PSC Personnel"), (ii) except for amounts awarded in the ordinary course of business, consistent with past practice under plans existing at September 30, 1994, any bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any PSC Personnel, (iii) any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by PSC for any PSC Personnel except pursuant to plans existing at September 30, 1994,
(iv) any new employment agreement involving annual compensation in excess of $10,000.00, or management or consulting agreement involving annual payments in excess of $10,000.00 to which PSC is a party and pursuant to which any third party will perform services for PSC, (v) any grant or award of any termination or severance payment for any PSC Personnel or (vi) any resignation or termination of employment of any key officer of PSC;

     (c) any addition to or modification of the employee benefit plans, arrangements or practices affecting any PSC
Personnel other than (i) the extension of coverage to any other PSC Personnel who became eligible after September 30, 1994 in accordance with the terms thereof in effect on September 30, 1994 or (ii) as required by Law;

     (d) any sale, assignment or transfer of any of the assets of PSC other than sales of inventory in the ordinary course of business and consistent with past practice;

     (e) any acquisition by merger or consolidation with, or purchase of all or substantially all of the assets or capital stock of, or any other acquisition of any material assets or business of, any Person or division thereof;

     (f) any failure to operate PSC in the ordinary course, or any failure by PSC to use its reasonable efforts to keep available to it the services of PSC Personnel, or to use its reasonable efforts to preserve for itself the goodwill of its customers and others having business relations with it;

     (g) any change in accounting methods or practices by PSC except as required by GAAP, or any reversal of previously established accounting provisions, or the realization of any extraordinary or non-recurring gain;

     (h) any entry into, or termination, amendment or modification by PSC of any agreement listed or required to be listed (including agreements which came into existence after September 30, 1994, but which if in existence prior to such date would have been required to be so listed) in the PSC Disclosure Schedule pursuant to Section 5.21;

     (i) any capital expenditure or the execution of any lease or any incurring of any commitment or liability therefor by PSC which is not in the ordinary course of business or not consistent with the level of capital expenditure during the fiscal year ending September 30, 1994;

     (j) any failure to pay when due any material obligation of PSC;

     (k) any creation of any Lien on any asset of PSC, or any satisfaction or discharge of any Lien or payment of any obligation of PSC other than in the ordinary course of business nd consistent with past practices;

     (l) any incurrence of or commitment to incur any indebtedness for borrowed money or any assumption, guarantee, endorsement or other creation of responsibility for obligations of any other Person or any loan or advance to any Person by PSC;

     (m) any damage, destruction or loss with respect to any assets of PSC (whether or not covered by insurance) having a PSC Material Adverse Effect;

     (n) any declaration, setting aside or payment of dividends or distributions (whether in cash, stock or property) to any stockholder of PSC or in respect of any capital stock of PSC, or any redemption, purchase or other acquisition of any capital stock of PSC;

     (o) any settlement of pending or threatened litigation involving the making of any payment by PSC;

     (p) any change in employee relations which has had or is reasonably likely to have a PSC Material Adverse Effect;

     (q) any disposition (other than in the ordinary course of business and consistent with past practices) or lapsing of any Software Property or Industrial Property Rights or any disclosure to any Person of any Industrial Property Rights not theretofore a matter of public knowledge;

     (r)  any entry into any sale/leaseback transaction; or

     (s)  any agreement by PSC or any Seller to do or cause
PSC to do any of the foregoing.

     5.17 Taxes.

     (a) PSC has timely filed, or will file when due if due before Closing, all federal, state, foreign, county and local returns, declarations and reports and information returns and statements required to be filed or sent by or with respect to any Tax for any period ending before Closing (collectively, the "PSC Returns"), (b) as of the time of filing, the PSC Returns correctly reflected (and, as to PSC Returns not filed as of the date hereof but which are filed prior to Closing, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of PSC, and any other information required to be shown thereon and (c) PSC has timely paid, to the extent due and payable, or made adequate reserve or provision for the payment of all Taxes (and interest and penalties that were due pursuant to such PSC Returns or pursuant to assessments received by them) upon or relating to its properties, its employees, payroll, income and gross receipts, its ownership or use of any of its assets and any other aspect of its business, as shown on such PSC Returns. No audit of any PSC Return is currently pending or, to the knowledge of PSC, threatened. There are no outstanding agreements by PSC for the extension of time for the assessment of any such Tax and no deficiency for any material amount of Tax has been asserted in writing or assessed by a taxing authority against PSC. Since September 30, 1994, PSC has not incurred any fixed or contingent Tax liabilities other than in the ordinary course of business.

     5.18 Licenses and Permits. PSC has all of the consents, licenses, permits, authorization, orders, approvals and certificates necessary to permit PSC to own, operate, use, lease, and maintain its assets and properties in the manner in which it is now operated and maintained and to conduct its business as it is now being conducted, except for those the lack of which will not have a Material Adverse Effect on PSC (the "PSC Permits"). All of the PSC Permits are in full force and effect; there is no action, proceeding or investigation pending or, to the knowledge of PSC, threatened, regarding suspension or cancellation of any of the PSC Permits; none of the PSC Permits will terminate or lapse by reason of the transactions contemplated by this Agreement; no application has been or is proposed to be made to amend any PSC Permit or to acquire any additional PSC Permits; and PSC has no reason to believe that any PSC Permit in effect on the date hereof will not be renewed.
PSC has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

     5.19 Corporate Documents. PSC has delivered to Genicom true and complete copies of the Articles of Incorporation and By-laws of PSC as now in effect and as will be in effect as of Closing. No action has been taken by the Board of Directors or stockholders of PSC for the purpose of effecting the amendment or modification of such Articles of Incorporation or By-laws. PSC is not in violation of any provision of its Articles of Incorporation or By-laws.

     5.20 Insurance. PSC maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including but not limited to insurance against loss, damage, fire, theft, public liability and other risks. All insurance policies
(a) are issued by insurance companies reasonably believed by PSC to be financially sound and reputable, (b) are sufficient for material compliance with all requirements of Law and of all applicable agreements to which PSC is a party or by which PSC is bound, (c) are valid, outstanding, and enforceable policies, and (d) will not in any way be affected by, terminate, or lapse by reason of, the transactions contemplated by this Agreement. PSC has not received (x) any written notice of cancellation of any policy described above or refusal of coverage thereunder,
(y) any written notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (z) any other written indication that such policies are no longer in full force and effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

     5.21 Certain Contracts and Obligations. The PSC Disclosure Schedule sets forth a list of each of the following written contracts, agreements, instruments, understandings, arrangements and other commitments (each an "Commitment"), into which PSC has entered or by which it is bound or to which any of its assets is subject and which remain in effect: (a) each Commitment which requires future expenditures by PSC in excess of $10,000.00 during any period of 12 consecutive calendar months, (b) each employment and consulting Commitment, noncompetition Commitment, bonus Commitment, severance Commitment, and each distributor and sales representative Commitment, (c) each Commitment to which any shareholder, officer, director or employee of PSC, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), or any member of the immediate family of any of the foregoing, is a party, including but not limited to any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (d) each lease or similar Commitment which requires expenditures by PSC in excess of $10,000.00 during any period of 12 consecutive calendar months under which (i) PSC is a lessee of, or holds or operates, any property (real, machinery, equipment, or other personal, tangible or intangible, property) or (ii) PSC is a lessor of, or makes available for use by any third party, any property (real, machinery, equipment, or other personal, tangible or intangible, property), (e) each license or other Commitment as licensor or licensee, relating in whole or in part to Software Property, PSC Industrial Property Rights or PSC Business Know-how, which requires expenditures by PSC, or pursuant to which PSC may receive in excess of $10,000.00, (f) each Commitment for the sale of any of its assets not in the ordinary course of business (for purposes of this clause only, sales in excess of $10,000.00 per year shall not be deemed in the ordinary course of business), or the grant of any preferential rights to purchase any of its assets, property or rights or requiring the consent of any party to the transfer thereof, (g) each Commitment under which PSC has borrowed any money or issued any note, bond, indenture or other evidence of indebtedness other than trade payables incurred in the ordinary course of business and consistent with past practices and transactions involving amounts less than $10,000.00, (h) each mortgage, pledge, security agreement, deed of trust, financing statement or other document or Commitment granting a Lien on any properties or assets of PSC (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices), (i) each guarantee or endorsement (other than endorsements made in the ordinary course of business in connection with the deposit of items for collection) of, or obligation to purchase goods or services for the purpose of supplying funds for the purchase or payment of, any other contingent obligations or assurances in respect of, indebtedness, liabilities or obligations of any Person, (j) each Commitment relating to PSC owning any interest in or being a joint venturer or partner of any joint venture or partnership (limited or general), (k) any obligation to register any shares of its capital stock or other securities with the Securities and Exchange Commission or otherwise relating to such stock or other securities, (l) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of any other Person, (m) any agreement containing non-competition or other limitations restricting the conduct of the business of the Company and (n) each other Commitment (whether written or oral) to which PSC is a party or by which PSC or any of its assets or business is bound or subject that is material to PSC.

     PSC has made available to Genicom or counsel to Genicom true, complete and correct copies of the foregoing agreements. All of such agreements and contracts are valid and binding obligations of PSC, and are in full force and effect and will continue in full force and effect immediately following the consummation of the transactions contemplated by this Agreement in each case without the breach of any terms or conditions thereof or the forfeiture or impairment of any rights thereunder and without the consent, approval or act or the making of any filing with, any other Person. PSC has not received any written notice of the cancellation of any such agreement and, to the knowledge of PSC, there are no material outstanding disputes thereunder. Except with respect to those agreements to which PSC's officers, directors or shareholders are parties, each of such agreements is with unrelated third parties and was entered into on an arm's length basis in the ordinary course of business. None of such agreements will by reason of the transactions contemplated hereby cease to be enforceable by PSC in accordance with its terms.

     (i) PSC has performed all material obligations required to be performed by it to date under such agreements, is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, and has not received written notice alleging that PSC is in breach or default in any respect thereunder, and (ii) to the knowledge of PSC, each of the other parties to such agreements has performed all material obligations required to be performed by it to date under such agreements, and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder.

     5.22 Employees. All employees of PSC whose employment responsibility requires access to confidential or proprietary information of PSC have executed and delivered agreements substantially in one of the forms contained in the PSC Disclosure Schedule, and all of such agreements are in full force and effect. PSC, after reasonable investigation, is not aware that any of PSC's employees is in violation of such agreements, and PSC will use its reasonable efforts to prevent any such violation prior to Closing. None of the employees of PSC is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to PSC (including but not limited to any organization drive) or threatened in writing. PSC is not a party to any collective bargaining agreement. To the knowledge of PSC, none of the employees of PSC is in material violation of any term of any employment contract, patent or other proprietary information disclosure agreement, non-competition or covenant not to compete agreement, or any other contract or agreement relating to the employment of such employee by PSC.

     5.23 Environmental Matters. PSC possesses all environmental permits, licenses, approvals and authorizations ("PSC Environmental Permits") which are required under applicable Environmental Law with respect to the conduct of its business. PSC has conducted its business in compliance with such PSC Environmental Permits and applicable Environmental Law. No claim has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of PSC, threatened by (a) any Governmental Entity with respect to the handling, treatment, use, storage, recycling, transportation, disposal or Release of any Hazardous Materials at any premises of PSC or at any location utilized by PSC with respect to the foregoing (including, without limitation, off-site storage and disposal facilities owned or operated by third parties) or (b) any third party relating to personal injuries resulting from the Release of any Hazardous Materials by PSC. Except as permitted by Environmental Law, PSC has not used, treated, transported, generated or handled any Hazardous Materials in connection with the conduct of its business. For purposes of this Agreement, (a) "Environmental Law" means all current federal, state, and local, civil and criminal laws, statutes, ordinances, codes, permits, permit conditions, rules and regulations and common law rights of action relating to the protection of the environment and human health and safety including but not limited to laws governing the handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials including but not limited to the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act, (b) "Hazardous Materials" means petroleum and petroleum products, radioactive materials, ionizing and non-ionizing radiation including but not limited to electro-magnetic fields, pesticides, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and products containing lead and any materials or substances defined as or included in the definition of "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "toxic pollutants," "pollutants," "contaminants," "solid wastes" or "regulated substances" under any applicable Environmental Law and (c) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the environment.

     5.24 ERISA.

     (a) Employee Plans. The PSC Disclosure Schedule contains a true, correct and complete list of all pension, profit sharing, retirement, compensation, welfare benefit and other similar plans, programs and agreements, whether reduced to writing or not, that are subject to ERISA, other than any "multi-employer plan," as such term is defined in
Section 4001(a)(3) of ERISA, relating to PSC's employees or retired employees, or maintained at any time during the past 10 years, by PSC or by any other member of any controlled group of corporations, group of trades or business under common control, or affiliated service group (as defined for purposes of Section 414(b), (c), (m) and (o), respectively, of the Code) (the "PSC Member") (collectively, the "PSC Employee Plan(s)").

     (b) Prohibited Transactions: Other ERISA Breaches.
None of PSC, any PSC Member, nor any of their directors, officers, employees or agents, or any "party in interest" or "disqualified person," as such terms are defined in Section 3(14) of ERISA and Section 4975(d)(2) of the Code, respectively, has, with respect to any PSC Employee Plan, engaged in or been a party to any non-exempt, "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, or engaged in any other breach of fiduciary duty (or other violation of) under Part IV of Title I of ERISA, in connection with which, directly or indirectly, PSC, any PSC Member or their directors or employees or any PSC Employee Plan or any related funding medium could be subject to either a penalty assessed pursuant to Section 502(i) of ERISA, a Tax imposed by
Section 4975 of the Code, or a civil penalty imposed by
Section 502(l) of ERISA.

     (c) Compliance. With respect to all PSC Employee Plans, PSC and any PSC Member are substantially in compliance with the requirements prescribed by any and all Laws (including but not limited to ERISA and the Code) applicable to such PSC Employee Plans. PSC and any PSC Member have in all material respects performed all obligations required to be performed by them under, and are not in violation, in any respect of, and there has been no default or violation by any other party with respect to, any of the PSC Employee Plans. (i) None of the PSC Employee Plans which are subject to Title IV of ERISA has been or will be terminated prior to Closing in whole or in part within the meaning of ERISA or the Code; (ii) no liability has been incurred to, nor has any event or circumstance occurred, nor will any event or circumstance occur prior to Closing, which could result in such a liability being asserted by, the Pension Benefit Guaranty Corporation ("PBGC") with respect to any Employee Plan (other than the payment of annual premiums under Section 4007 of ERISA or benefits payable in accordance with the terms of such PSC Employee Plan); (iii) no PSC Employee Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived;
(iv) neither PSC nor any PSC Member has failed to pay any amounts due and owing as required by the terms of any PSC Employee Plan; (v) there has been no "reportable event" within the meaning of Section 4043(b)(1)-(9) of ERISA (other than the transactions contemplated by this Agreement), or any event described in Section 4063(a) of ERISA, with respect to any PSC Employee Plan (vi) neither PSC nor any PSC Member has failed to make any payment to a PSC Employee Plan required under Section 302 of ERISA nor has any lien ever been imposed under Section 302(f) of ERISA; (vii) neither PSC nor any PSC Member has adopted an amendment to any PSC Employee Plan which requires the provision of security under Section 307 of ERISA, (viii) the PBGC has not instituted any proceedings to terminate a PSC Employee Plan pursuant to Section 4042 of ERISA, and (ix) neither PSC nor any PSC Member has failed to provide any information to the PBGC that could result in the sanctions imposed by ERISA
Section 4071.

     (d) Multi-employer Plans.  Neither PSC nor any PSC
Member contributor, are required to contribute, or have ever been required to contribute to a "multi-employer plan," as such term is defined in Section 4001(a)(3) of ERISA.

     (e) Retiree Benefits. No PSC Employee Plan provides health or life insurance benefits for retirees. No such plan contains any provisions, and no commitments or agreements exist, which in any way could limit or prohibit PSC from amending any such plan to reduce or eliminate such retiree benefits.

     (f) Copies of Employee Plans and Related Documents.
PSC has previously made available to Genicom true, correct and complete copies of all PSC Employee Plans which have been reduced to writing and written descriptions of all PSC Employee Plans which have not been reduced to writing, and all agreements, including trust agreements and insurance contracts, related to such PSC Employee Plans, and the most recent Summary Plan Description and all modifications thereto for each PSC Employee Plan communicated to employees. With respect to each PSC Employee Plan, PSC has previously made available to Genicom true, correct and complete copies of (i) the annual actuarial valuation reports for the last five years with respect to any "defined benefit plan," as such term is defined in Section 3(35) of ERISA (the "PSC Defined Benefit Plan"), (ii) the Form 5500 and all Schedules attached thereto, or both, filed for the last five years, for all PSC Employee Plans, and (iii) any filings made with the PBGC, Internal Revenue Service or Department of Labor, or any correspondence with or from such agencies, regarding the termination of any PSC Defined Benefit Plan.

     (g) Qualifications. Each PSC Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from Tax under the provisions of Section 501(a) of the Code. Each PSC Employee Plan which is a funded welfare benefit plan intended to be exempt from Tax under the provisions of
Section 501(c)(9) of the Code has been determined by the Internal Revenue Service to be so exempt. Copies of all determination letters with respect to each such PSC Employee Plan have been previously made available by PSC to Genicom, and, to the knowledge of PSC, nothing has since occurred, or will occur prior to Closing, which might cause or has caused the loss of such qualification or exemption. To the knowledge of PSC, no such PSC Employee Plan has been operated in a manner which would cause it to be disqualified in operation and all PSC Employee Plans have been administered in compliance with and consistent with all applicable requirements of the Code and ERISA, including but not limited to all reporting, notice, and disclosure requirements.

     (h)  Funding Status, Etc.

          (i) Neither PSC nor any corporation or trade or business (whether or not incorporated) which would be treated as a member of the controlled group of PSC under
Section 4001(1)(14) of ERISA would be liable for (A) any amount pursuant to Sections 4062, 4063, 4064, 4068 or 4069 of ERISA if any of the PSC Employee Plans which are subject to Title IV of ERISA were to terminate or (B) any amount pursuant to Section 4201 of ERISA if a complete or partial withdrawal from any multi-employer plan listed in the PSC Disclosure Schedule occurred before Closing. Except as set forth in the PSC Disclosure Schedule, all PSC Employee Plans which are subject to Title IV of ERISA have no unfunded benefit liabilities, as defined in Section 4001(a) (18) of ERISA. There is no unpaid contribution due with respect to the plan year of any such PSC Defined Benefit Plan ended prior to Closing, as required under the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA.

          (ii) With respect to each PSC Employee Plan which is a qualified "defined contribution plan," as defined in
Section 3(34) of ERISA, all contributions accrued for plan years ending prior to Closing under the Plan terms and applicable Law have been made by PSC.

          (iii) All premiums or other payments required by the terms of any group or individual insurance policies and programs maintained by PSC and covering any present or former employees of PSC with respect to all periods prior to Closing have been fully paid for the length of the obligation.

     (i) Claims and Litigation. There are no pending, and PSC has received no written threat of any, claims, suits or other proceedings by present or former employees of PSC, or any PSC Member, plan participants, beneficiaries or spouses of any of the above, or the Internal Revenue Service, the Department of Labor, the PBGC or any other Person, involving any PSC Employee Plan (including but not limited to claims against the assets of any trust, involving any PSC Employee Plan, or relating to any rights or benefits thereunder), other than ordinary and usual claims for benefits by participants or beneficiaries (including but not limited to claims pursuant to domestic relations orders).

     5.25 Compliance. PSC is, and at all times during the greater of (a) the 5 year period prior to the date hereof or
(b) the applicable statute of limitations has, in all material respects, complied with all Laws applicable to it, or the ownership of its assets or the operation of its business (including but not limited to the Foreign Corrupt Practices Act, as amended, and those Laws relating to exports and imports). There is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which PSC is a party or by which it is bound, or, to the knowledge of PSC, of any provision of any Law applicable to or binding upon PSC, which has or, so far as PSC may now foresee, in the future is reasonably likely to have, a Material Adverse Effect, on PSC.

     5.26 No Material Misstatements. No representation or warranty of PSC contained in this Agreement (including but not limited to, in the PSC Disclosure Schedule or any Exhibit to this Agreement), or in any document, instrument or certificate delivered pursuant hereto at Closing (such representations and warranties collectively, the "Written
PSC Representations") contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements herein, in light of the circumstances under which they are made, not misleading.

     5.27 Customers. The PSC Disclosure Schedule sets forth a true, correct and complete list of the names and addresses of all customers of PSC which accounted for more than 5% of PSC's total sales in the fiscal year that ended September 30, 1994. None of such customers has notified PSC in writing that it intends to reduce or discontinue its relationship with PSC.

     5.28 Suppliers. The PSC Disclosure Schedule sets forth a true, correct and complete list of the names and address of the ten suppliers or vendors of PSC which accounted for the largest dollar volume of purchases by PSC for the fiscal year that ended September 30, 1994. None of such suppliers or vendors has notified in writing PSC that it intends to reduce or discontinue its relationship with PSC.

     5.29 Brokers. There is no legally binding arrangement made by or on behalf of PSC for the payment of any fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement, or in connection with any transaction contemplated hereby, except for the payment of fees to VMA (which are to be paid as described in Sections 2.2(b) and (c), 3.2(c)(i), and 3.3(a) and (b)).

     5.30 Information. PSC believes that it has received all the information it considers necessary or appropriate for deciding whether to engage in the transactions contemplated herein. PSC has had an opportunity, subject to reasonable confidentiality restrictions, to ask questions and receive answers from Genicom regarding the terms and conditions of the transactions contemplated herein and the business, properties, prospects and financial condition of Genicom and to obtain additional information (to the extent Genicom possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. Neither this Section 5.30 nor any investigation by or on behalf of PSC, heretofore or hereafter made, shall limit, or affect the survival of, any representation and warranty contained herein or the ability of PSC to obtain indemnification pursuant to Article 12 hereof.

     5.31 Bank Accounts. The PSC Disclosure Schedule sets forth a complete and correct list of all bank accounts of PSC, including a description of the signature authority with respect to each such account.

     5.32 Sensitive Transactions. To the knowledge of PSC, neither PSC nor any officer or director of PSC has directly or indirectly used funds or other assets of PSC for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity, (b) payments to or for the benefit of government officials or employees other than payments required or permitted by Law, (c) illegal payments to or for the benefit of any Person or (d) the establishment or maintenance of a secret or unrecorded fund.

     5.33 Limitations on Other Representations. Except for the Written Seller Representations, neither PSC, any of PSC's officers, directors, employees, agents or representatives nor any other Person on behalf of PSC, makes any other express or implied representation or warranty on behalf of PSC and, except for the Written PSC Representations, PSC hereby disclaims any such representation or warranty, whether by PSC, any of PSC's officers, directors, employees, agents or representatives, or any other Person, with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding the delivery or disclosure to Genicom or any of its officers, directors, employees, agents or representatives, or any other Person with respect to any one or more of the foregoing.

     ARTICLE 6

     REPRESENTATIONS AND WARRANTIES OF GENICOM

     Except as set forth in the Genicom Disclosure Schedule previously delivered by Genicom to PSC prior to Closing, which Genicom Disclosure Schedule contains, with respect to each matter disclosed therein, a reference to the Section of this Agreement to which such disclosure relates, Genicom represents and warrants to PSC and each Seller as follows:

     6.1 Power, Authorization and Validity. Genicom has all requisite power and authority to enter into and perform its obligations under this Agreement. All action on the part of Genicom, and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations of Genicom under this Agreement, has been taken or will be taken prior to Closing. This Agreement constitutes the valid and legally binding obligation of Genicom, enforceable against Genicom in accordance with its terms.

     6.2 Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity, or any other Person, is required on the part of Genicom in connection with the valid execution and delivery of this Agreement, or the performance by Genicom of its obligations hereunder.

     6.3 No Violation of Agreements. The execution and delivery of this Agreement by Genicom does not, and the performance of this Agreement by Genicom will not (a) conflict with or violate the Certificate of Incorporation or By-laws, in each case as amended or restated, of Genicom,
(b) conflict with or violate any Law applicable to Genicom, or by which any of Genicom's properties are bound or to which any of its properties are subject, which conflict with or violation could reasonably be expected to have a Material Adverse Effect on Genicom, or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of Genicom pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Genicom is a party or by which Genicom or any of its properties are bound or to which any of its properties are subject.

     6.4 Organization, Standing and Authority of Genicom. Genicom is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted and as proposed to be conducted, and is qualified as a foreign corporation in Maryland and in each other jurisdiction in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect on Genicom.

     6.5 Financial Statements. Genicom has furnished to PSC and Sellers a complete and correct copy of the audited balance sheet of Genicom (including the notes thereto, the "Genicom Audited Balance Sheet") as of January 2, 1994 and the related statements of operations, changes in stockholders' equity and cash flows for the fiscal year then ended, including the notes thereto (collectively, the "Genicom Audited Financial Statements") and the unaudited balance sheet as of October 2, 1994 and the related statements of income, stockholder's equity and cash flow for the three month and nine month periods then ended (the "Genicom Unaudited Financial Statements") (the Genicom Audited Financial Statements and the Genicom Unaudited Financial Statements shall be collectively referred to as the "Genicom Financial Statements"). The Genicom Financial Statements fairly present the financial position and results of operations of Genicom as at the dates and for the periods indicated in each case in conformity with GAAP, and have been prepared from and are in accordance with the books and records of Genicom subject in the case of the Genicom Unaudited Financial Statements, to normal year-end adjustments which would be otherwise required for full year presentation under GAAP (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of items customarily reflected in the footnotes to financial statements presented for an entire accounting year prepared in accordance with GAAP (which if presented, would not differ materially from those included in the Genicom Audited Financial Statements).

     6.6 No Undisclosed Liabilities. Genicom has no material indebtedness, obligations, commitments or liabilities of any nature (known or unknown, accrued, absolute, contingent, threatened in writing or otherwise) that were not fully reflected or reserved against in the Genicom Unaudited Financial Statements or reflected in the notes to the Genicom Audited Financial Statements, except for those incurred in the ordinary course of business and consistent with past practice since October 2, 1994.

     6.7 Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including but not limited to actions or proceedings seeking injunctive relief and any other action or proceeding of any nature before any Governmental Entity), pending or, to the knowledge of Genicom, threatened against or affecting Genicom or any properties or rights of Genicom, which reasonably could be expected to have a Material Adverse Effect on Genicom. Genicom is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or, to the knowledge of Genicom, investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity including but not limited to cease-and-desist or other orders. Genicom has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other similar law of any jurisdiction.

     6.8 Corporate Documents. Genicom has delivered to PSC and Sellers true and complete copies of the Certificate of Incorporation and By-laws of Genicom as now in effect and as will be in effect as of Closing. No action has been taken by the Board of Directors or stockholders of Genicom for the purpose of effecting the amendment or modification of such Certificate of Incorporation or By-laws. Genicom is not in violation of any provision of its Articles of Incorporation or By-laws.

     6.9 No Material Misstatements. No representation or warranty by Genicom made in this Agreement (including but not limited to, in the Genicom Disclosure Schedule) or in any document, instrument or certificate delivered pursuant hereto at Closing (such representations and warranties collectively, the Written Genicom Representations") contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements herein, in light of the circumstances under which they are made, not misleading.

     6.10 Compliance. Genicom is, and at all times during the greater of (a) the 5 year period prior to the date hereof or (b) the applicable statute of limitations complied in all material respects with all Laws applicable to it, or the ownership of its assets or the operation of its business (including but not limited to the Foreign Corrupt Practices Act, as amended, and those Laws relating to exports and imports). There is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which Genicom is a party or by which it is bound, or, to the knowledge of Genicom, of any provision of any Law applicable to or binding upon Genicom, which has or, so far as Genicom may now foresee, in the future is reasonably likely to have, a Material Adverse Effect, on Genicom.

     6.11 Lender. As of Closing the execution and delivery of this Agreement by Genicom will not, and the performance of this Agreement by Genicom will not conflict with or violate, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, its loan agreements with The CIT Group/Credit Finance, Inc. ("CIT").

     6.12 SEC Reports. Genicom has heretofore delivered to PSC its (a) Annual Report on Form 10-K for the year ended January 2, 1994 as filed with the Securities and Exchange Commission ("SEC"), (b)Quarterly Report on Form 10-Q for the fiscal quarters ended April 3, 1994, July 3, 1994 and October 2, 1994 as filed with the SEC, (c) Current Report on Form 8-K dated March 11, 1994, as amended June 9, 1994, (d) proxy statement relating to all meetings of Genicom's shareholders (whether annual or special) held in 1994 or to be held during 1995 as filed with the SEC, if any, and
(e)all other reports, forms, schedules, registration statements, and other documents filed by Genicom with the SEC since January 2, 1994 (the items listed in (i)-(v) above being referred to collectively as the "SEC Reports"). As of their respective dates, each SEC Report complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since January 2, 1994, Genicom has timely filed with the SEC all reports, forms, schedules, proxy statements and other documents which Genicom was required to so file by applicable law and the rules and regulations of the SEC.

     6.13 Brokers. There is no legally binding arrangement made by or on behalf of Genicom for the payment of any fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement, or in connection with any transactions contemplated hereby.

     6.14 Information. Genicom believes that it has received all the information it considers necessary or appropriate for deciding whether to engage in the transactions contemplated herein. Genicom has had an opportunity, subject to reasonable confidentiality restrictions, to ask questions and receive answers from PSC regarding the terms and conditions of the transactions contemplated herein and the business, properties, prospects and financial condition of PSC and to obtain additional information (to the extent PSC possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. Neither this
Section 6.13 nor any investigation by or on behalf of Genicom, heretofore or hereafter made, shall limit, or affect the survival of, any representation and warranty contained herein or the ability of Genicom to obtain indemnification pursuant to Article 12 hereof.

     6.15 Limitations on Other Representations. Except for the Written Genicom Representations, neither Genicom, any of Genicom's officers, directors, employees, agents or representatives, nor any other Person on behalf of Genicom, makes any other express or implied representation or warranty on behalf of Genicom and, except for the Written Genicom Representations, Genicom hereby disclaims any such representation or warranty, whether by Genicom, any of Genicom's officers, directors, employees, agents or representatives, or any other Person, with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding the delivery or disclosure to PSC or any Seller or any of its or their officers, directors, employees, agents or representatives, or any other Person with respect to any one or more of the foregoing.

     ARTICLE 7

     PRE-CLOSING COVENANTS

     7.1 Affirmative Covenants of Sellers and PSC.  Each
Seller covenants and agrees that it shall use its reasonable efforts to cause PSC to, and PSC covenants and agrees that, prior to the Closing, it shall:

     (a) operate in the ordinary course, keep available the services of its personnel and preserve the goodwill of its customers and others having business relations with it;

     (b) maintain in good repair all of its tangible personal property, ordinary wear and tear excepted;

     (c) make sales at prices and in quantities, and enter into leases on terms and conditions, and otherwise in a manner consistent with past practices;

     (d) maintain inventories at levels consistent with past practices;

     (e) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

     (f) materially comply with all Laws applicable to it or its business;

     (g) cause its management to confer with Genicom's management on a regular and frequent basis to discuss the general status of the ongoing operations of its business and any material problems relating to the conduct of such business;

     (h) promptly notify Genicom of any emergency or material change in the normal conduct of its business, and of any event occurring after the date of execution of this Agreement which causes or is reasonably expected to cause any representation or warranty contained in this Agreement to be incorrect or incomplete or adversely affect its ability to perform any of its covenants and agreements hereunder, and will keep Genicom fully informed of developments with respect to such events and afford Genicom's representatives access to all materials in its possession relating thereto; provided, however, that the delivery of any notice pursuant to this Section 7.1(h) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice;

     (i) subject to reasonable confidentiality restrictions and subject to the proviso that in no event shall Genicom be provided access to any proprietary information provided to Seller by any third party, cooperate with all reasonable due diligence requests made by Genicom, its counsel, or its accountants; and

     (j) not later than the fifteenth day of each calendar month commencing with the calendar month in which the date of this Agreement occurs, deliver to Genicom its unaudited financial statements for the immediately preceding calendar month.

     7.2 Negative Covenants of Sellers and PSC. Each Seller agrees that it shall use its reasonable efforts to cause PSC not to, and PSC covenants and agrees that, prior to the Closing, it shall not:

     (a) (i) except in accordance with compensation arrangements set forth in the PSC Disclosure Schedule, increase the compensation payable to or to become payable by PSC to any PSC Personnel, (ii) except for any incentive bonus and incentive compensation payments shown on the interim unaudited PSC balance sheet prepared as of Closing by PSC's chief financial officer which are earned under incentive bonus and incentive compensation arrangements set forth in the PSC Disclosure Schedule (the aggregate amount of which shall not exceed $40,000.00), pay any bonus to any PSC Personnel, (iii) grant any severance or termination pay (other than pursuant to its normal severance policy as in effect on the date of this Agreement) to, or enter into or amend any employment or severance agreement with, any PSC Personnel or (iv) establish, adopt, enter into or amend any employee benefit plan or arrangement except as may be required by applicable Law;

     (b) declare or pay dividends on, or make any other distribution in respect of, outstanding shares of its capital stock or other equity interests;

     (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or other equity interests or any securities or obligations convertible into or exercisable or exchangeable for any such shares or interests, or any warrants, options or other rights to acquire any such shares or interests or any such securities or obligations, (ii) effect any reorganization or recapitalization or (iii) split, combine or reclassify any of its capital stock or other equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity interests;

     (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Liens, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury) or other equity interests, or any securities convertible into or exercisable or exchangeable for any such shares or interests, or any warrants, options or other rights to acquire any such shares or interests or any such securities or obligations, (ii) except for the termination of stock options as required by this Agreement, amend or otherwise modify the terms of any such warrants, options, securities, obligations or other rights so as to make such terms more favorable to the holders thereof or (iii) file any registration statement, offering statement, notice of sale or similar document with the SEC;

     (e) except for the acquisition of certain leases from Gallo as described in the PSC Disclosure Schedule, acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in all or a portion of the assets of, any Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business, consistent with past practice and for adequate consideration), or enter into any joint venture, partnership or other similar arrangement with any Person;

     (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets, except for dispositions of printer or other assets held for resale or lease in the ordinary course of business and consistent with past practice;

     (g) release any third party from its obligations under any confidentiality agreement;

     (h) propose or adopt any amendments to its Articles of Incorporation or By-laws;

     (i) (i) change any of its methods of accounting or maintain its books and records other than in the usual, regular and ordinary manner, (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $10,000.00), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1994 except, in the case of clause (i) or clause (ii), as may be required by Law or generally accepted accounting principles;

     (j) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice and in no event in excess of $10,000.00;

     (k) cause any payments of accounts payable or collections of accounts receivable to be made by it or to it at an earlier or later time than is customary, or sell, or otherwise dispose of any accounts receivable (except by collection in the ordinary course);

     (l) except for the acquisition of certain leases from Gallo as described in the PSC Disclosure Schedule, enter into any arrangement, agreement or contract with any director, officer or other Person (other than customers in the ordinary course of business) which provides for an exclusive arrangement with that Person or is substantially more restrictive or substantially less advantageous than arrangements, agreements or contracts existing on the date hereof or otherwise is not on an arms-length basis, in the ordinary course of business and consistent with past practices;

     (m) modify, change, terminate or waive any material right under any agreement listed or required to be listed
(including agreements which came into existence after December 31, 1994, but which if in existence prior to such date would have been required to be so listed) in the PSC
Disclosure Schedule pursuant to Section 5.21;

     (n) introduce any new product or plan which would substantially increase its risk exposure;

     (o) agree in writing or otherwise to do any of the foregoing; or

     (p) directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain such a Competing Transaction, or agree to or endorse any such Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to take any such action. The Company shall notify Genicom orally (within one day) and in writing (as promptly as practicable) of all relevant details of all such inquiries and proposals received by it or by any such officer, director, employee, investment banker, financial advisor, attorney or accountant relating to any such matters. If such inquiry or proposal is in writing, the party receiving such inquiry or proposal shall deliver or cause to be delivered to Genicom a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" means (i) any merger, consolidation, share exchange, business combination or other similar transaction involving PSC, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of PSC, in a single transaction or series of transactions, (iii) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the then outstanding shares of capital stock of PSC or (iv) PSC or any Seller entering into any agreement to engage in any of the foregoing.

     7.3 Other Covenants of Sellers and PSC. In addition to the foregoing covenants, each Seller and PSC covenants and agrees as follows:

     (a) Each Seller and PSC will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, which may be reasonably required, or which Genicom may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each Seller and PSC will use its commercially reasonable efforts to obtain all such authorizations, approvals and consents. Each Seller and PSC will notify Genicom in writing promptly after learning of any material actions, suits, proceedings or investigations by or before any Governmental Entity, initiated by or against it or PSC, or threatened in writing against it or PSC, related in any way to PSC or this Agreement;

     (b) each Seller and PSC will use its commercially reasonable efforts to obtain such written consents and take such other actions by Closing as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby; and

     (c) each Seller and PSC will use its commercially reasonable efforts to satisfy or cause to be satisfied each of the conditions precedent set forth in Article 9 (other than Sections 9.12) on or before the date such condition is required to be satisfied, to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     7.4 Genicom Covenants. Genicom covenants and agrees that, prior to the Closing, it shall:

     (a) promptly notify PSC of any emergency or material change in the normal conduct of its business, and of any event occurring after the date of execution of this Agreement which causes or is reasonably expected to cause any representation or warranty contained in this Agreement to be incorrect or incomplete or adversely affect its ability to perform any of its covenants and agreements hereunder, and will keep PSC fully informed of developments with respect to such events and afford PSC's representatives access to all materials in its possession relating thereto; provided, however, that the delivery of any notice pursuant to this Section 7.4(a) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice;

     (b) subject to reasonable confidentiality restrictions and subject to the proviso that in no event shall PSC be provided access to any proprietary information provided to Seller by any third party, cooperate with all reasonable due diligence requests made by PSC, its counsel, or its accountants;

     (c) use its commercially reasonable efforts to satisfy or cause to be satisfied each of the conditions precedent set forth in Article 8 on or before the date such condition is required to be satisfied, to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby; and

     (d) use its commercially reasonable efforts to obtain such written consents and take such other actions by Closing as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby.

     7.5  Reasonable Efforts.  For purposes of this
Agreement, the terms "reasonable efforts," "commercially reasonable efforts" and similar terms, shall not require the Person required to take such efforts to pay money in excess of $3,000.00.

     ARTICLE 8

     CONDITIONS TO THE OBLIGATIONS OF SELLERS

     Each Seller's obligations hereunder are subject to the fulfillment or satisfaction, on and as of Closing or such other date as specified herein, of each of the following conditions (any one or more of which may be waived, but only in a writing signed by such Seller, provided, however, that only Gallo may so waive the conditions set forth in Section
8.9 below):

     8.1 Representations and Warranties. The representations and warranties of Genicom set forth in
Article 6 shall be true and accurate in every material respect as of Closing with the same force and effect as if they had been made as of Closing.

     8.2 Covenants. Genicom shall have performed and complied in all material respects with all of its covenants contained in Article 7 hereof on or before the date specified therein.

     8.3 Compliance with Law. At the time of Closing, there shall be no order, decree or ruling by any Governmental
Entity which would prohibit or render illegal the transactions contemplated by this Agreement.

     8.4 Opinion of Genicom's Counsel. Each Seller shall have received from counsel to Genicom, a written opinion reasonably satisfactory in form and substance to the counsel to such Seller.

     8.5 No Litigation. There shall be no litigation pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated hereby, or (ii) relief is or may be sought against any party hereto as a result of this Agreement, and in which, in the good faith judgment of PSC's Board of Directors or such Seller (relying on the advice of legal counsel) such regulatory body or private party has a reasonable possibility of prevailing and such relief would have a Material Adverse Effect upon PSC and/or any Seller.

     8.6 Closing Certificates. Each Seller shall have received a certificate of a responsible official of Genicom, dated the date of Closing, certifying as to the fulfillment of the conditions specified in Sections 8.1 and 8.2.

     8.7 Documents. PSC and each Seller shall have received all written consents, approvals, assignments, waivers, authorizations or other certificates listed in the PSC
Disclosure Schedule with reference to this Section.

     8.8 Due Diligence. Neither PSC nor any Seller shall reasonably and in good faith conclude, based on due diligence and after having presented their findings to Genicom in writing and having given Genicom a reasonable opportunity to respond thereto, that the business, financial condition and prospects of Genicom are materially different and adverse than has been represented to PSC and Seller by Genicom.

     8.9 Gallo as Vice President and General Manager. Gallo shall be appointed Vice President and General Manager of the Page Printer Business Unit, effective upon Closing and pursuant to the offer letter of employment dated January 19, 1995 from Genicom to Gallo and accepted (countersigned) by Gallo on January 20, 1995, as it may be amended by the parties in writing. Further, Genicom shall issue stock options to Gallo to purchase 20,000 shares of Genicom Common Stock, at an option price per share equal to the fair market value thereof at the time such options are granted, pursuant to Genicom's standard form of option agreement effective upon Closing. The stock options shall be for a term of 10 years and shall vest 20% per year during the first five years of employment (with the anniversary date of employment being the annual vesting date and with the initial 20% vesting on the first such anniversary date)

     8.10 Laurance Stock Options. Genicom shall issue stock options to Laurance to purchase 8,000 shares of Genicom Common Stock, at an option price per share equal to the fair market value thereof at the time such options are granted, pursuant to Genicom's standard form of option agreement effective upon Closing. The stock options shall be for a term of 10 years and shall vest 20% per year during the first five years of employment (with the anniversary date of employment being the annual vesting date and with the initial 20% vesting on the first such anniversary date)

     8.11 Adragna Stock Options. Genicom shall issue stock options to Adragna to purchase 5,000 shares of Genicom Common Stock, at an option price per share equal to the fair market value thereof at the time such options are granted, pursuant to Genicom's standard form of option agreement effective upon Closing. The stock options shall be for a term of 10 years and shall vest 20% per year during the first five years of employment (with the anniversary date of employment being the annual vesting date and with the initial 20% vesting on the first such anniversary date)

     8.12 No Genicom Material Adverse Effect. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Genicom having a Material Adverse Effect on Genicom.

     8.13 Genicom Disclosure Schedule. Sellers shall have received the Genicom Disclosure Schedule, which shall be satisfactory in form and substance to Sellers.

     8.14 Certain Agreements. Sellers shall have entered into the Seller Agreement, and it shall be in full force and effect.

     8.15 VMA Consent. VMA shall have entered into an agreement, in form and substance satisfactory to Genicom, pursuant to which VMA agrees to accept the payments described in Article 2 hereof and Exhibits A and B hereto as full payment and satisfaction of all obligations of PSC and any Seller to VMA.

     8.16 CIT Subordination Agreements. Sellers shall have entered into subordination agreements in form and substance satisfactory to Sellers, Genicom and CIT.

     ARTICLE 9

     CONDITIONS TO THE OBLIGATIONS OF GENICOM

          The obligations of Genicom hereunder are subject to the fulfillment or satisfaction, on and as of Closing or such other date as specified herein, of each of the following conditions (any one or more of which may be waived by Genicom, but only in a writing signed by Genicom):

     9.1  Representations and Warranties.  The
representations and warranties of each Seller and of PSC set forth in Articles 4 and 5, respectively, shall be true and accurate in every material respect as of Closing, with the same force and effect as if they had been made as of Closing.

     9.2 Covenants. Each Seller and PSC shall have performed and complied in all material respects with all of its covenants contained in Article 7 hereof on or before the date specified therein. It shall be a condition to the participation by Genicom in this transaction as to all Sellers that any breach by any Seller not materially adversely affect, from Genicom's perspective, the transaction as a whole.

     9.3 Compliance with Law. At the time of Closing, there shall be no order, decree or ruling by any Governmental
Entity which would prohibit or render illegal the transactions contemplated by this Agreement.

     9.4 Governmental Consents. There shall have been obtained at or prior to Closing such governmental permits or authorizations, and there shall have been taken such other action by any Governmental Entity having jurisdiction over the parties in the actions herein proposed to be taken as may be required to consummate the transactions contemplated herein.

     9.5 Documents. Genicom shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Genicom's legal counsel to provide for the continuation in full force and effect of any and all material contracts, licenses and leases of PSC and to consummate the transactions contemplated hereby and listed in the Genicom Disclosure Schedule with reference to this Section.

     9.6 No Litigation. There shall be no litigation pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated hereby, or (ii) relief is or may be sought against any party hereto as a result of this Agreement, and in which, in the good faith judgment of the Board of Directors of Genicom (relying on the advice of its legal counsel), such regulatory body or private party has a reasonable possibility of prevailing and such relief would have a Material Adverse Effect upon Genicom.

     9.7 Opinions of PSC's and Certain Sellers' Counsel.
Genicom shall have received from counsel to PSC, Gallo and AVP, a written opinion reasonably satisfactory in form and substance to Genicom and its counsel.

     9.8 Due Diligence. Genicom does not reasonably and in good faith conclude, based on due diligence and after having presented their findings to PSC and Sellers in writing and having given PSC and Sellers a reasonable opportunity to respond thereto, that the business, financial condition and prospects of PSC are materially different and adverse than has been represented to Genicom by Sellers and PSC.

     9.9 Seller Approvals, Transfer and Delivery. Sellers owning all of the outstanding securities of PSC on a fully diluted basis shall (i) execute this Agreement, and (ii) sell, convey, transfer, assign and deliver to Genicom all of their respective PSC Common Stock and Series B Convertible Preferred Stock. Such Sellers shall have delivered stock certificates for their PSC Common Stock together with executed stock powers therefor.

     9.10 PSC Stock Options. All options, warrants or other rights to acquire shares of PSC capital stock or securities convertible into or exercisable or exchangeable for such stock shall have been terminated pursuant to a written instrument, in form and substance satisfactory to Genicom, signed by the holder thereof and delivered to Genicom.

     9.11 Lenders' Consents. Genicom shall have received the approval or consent to the transactions contemplated herein from each lender to Genicom whose approval or consent is required or waivers by such lenders of their right to approve or consent to the transactions contemplated herein.

     9.12 Closing Certificate. Genicom shall have received certificates executed by a responsible official of PSC and by each Seller, dated the date of Closing, certifying as to the fulfillment of the conditions specified in Sections 9.1 and 9.2.

     9.13 Certificate Regarding Net Asset Value of PSC. Genicom shall have received, not later than 5:00 p.m. on the day prior to the date of Closing, a certificate, signed by the President and the Chief Financial Officer of PSC, setting forth the Net Asset Value of PSC and, in reasonable detail, the computation thereof.

     9.14 No PSC Material Adverse Effect. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of PSC having a Material Adverse Effect on PSC. For the purposes of this Agreement, and without limiting the foregoing, the termination of employment by PSC of more than one key employee, including but not limited to software development engineers, shall be deemed to have a "Material Adverse Effect" on PSC.

     9.15 Seller and PSC Disclosure Schedules. Genicom shall have received the Seller Disclosure Schedule and the PSC Disclosure Schedule, which shall be satisfactory in form and substance to Genicom.

     9.16 Gallo Nondisclosure Agreement. Gallo and Genicom shall have entered into an agreement satisfactory in form and substance to Gallo and Genicom, which shall contain, among other things, nondisclosure, noncompetition, nonsolicitation and assignment of intellectual property provisions.

     9.17 Termination of Bonus Plans. The incentive bonus plans by and between Gallo and PSC, Adragna and PSC, and Laurance and PSC, and the incentive compensation plans by and between Laurance and PSC and Brian Greenberg and PSC, shall have been terminated pursuant to written instrument in form and substance satisfactory to Genicom.

     9.18 Certain Agreements. Sellers shall have entered into the Seller Agreement, and it shall be in full force and effect.

     9.19 VMA Consent. VMA shall have entered into an agreement, in form and substance satisfactory to Genicom, pursuant to which VMA agrees to accept the payments described in Article 2 hereof and Exhibits A and B hereto as full payment and satisfaction of all obligations of PSC and any Seller to VMA.

     9.20 CIT Subordination Agreements. Sellers shall have entered into subordination agreements in form and substance satisfactory to Sellers, Genicom and CIT.

     ARTICLE 10

     TERMINATION OF AGREEMENT

     10.1 Termination. This Agreement may be terminated prior to Closing as follows:

     (a) at the election of Seller, but (except as provided below) only with respect to such Seller, if any one or more of the conditions to the obligation of such Seller to close set forth in Article 8 hereof has not been fulfilled or waived as of the time of Closing;

     (b) at the election of Gallo, if any one or more of the conditions to the obligation of Gallo to close set forth in Section 8.9 hereof has not been fulfilled or waived by Gallo as of the time of Closing;

     (c)  by the mutual consent of all parties hereto;

     (d) at the election of Genicom, if any one or more of the conditions to the obligation of Genicom to close set forth in Article 9 hereof has not been fulfilled or waived as of the time of Closing;

     (e) at the election of each Seller, but (except as provided below) only with respect to such Seller, or Genicom, if any action, suit or proceedings shall have been instituted and be continuing by any Governmental Entity with proper authority to restrain, modify or prohibit the carrying out of the transactions contemplated hereby; and

     (f) by any party hereto, if the Closing does not occur prior to May 1, 1995.

     Any termination of this Agreement by either AVP or Gallo shall constitute a termination of this Agreement by and for all Sellers and PSC. In the event that Genicom, Gallo, AVP or any other Seller, as the case may be, elects to terminate this Agreement pursuant to this Section 10.1, the terminating party shall deliver a notice to the other parties to this Agreement declaring its election to so terminate this Agreement in accordance with the provisions of this Section 10.1 and setting forth therein the basis for such termination.

     10.2 Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and be of no further force and effect except as provided in Section
13.15. Except as provided in Section 13.15, none of the parties hereto shall have any liability to any other party hereto in respect to a termination of this Agreement, except if and to the extent that failure to satisfy a condition of
Article 8 or Article 9 results from the intentional or willful violation of a representation, warranty, covenant or agreement of the party making such representation, warranty, covenant or agreement under this Agreement.

     ARTICLE 11

     GENICOM FURTHER COVENANTS

          Genicom further covenants and agrees that following Closing:

     11.1 Taxes.  Genicom understands that additional
Federal and state income taxes may be imposed on PSC as of the date of Closing if Genicom voluntarily makes an election, or is treated as having made an election, under
Section 338 of the Code, to have its purchase of the PSC
Common Stock and the Series B Convertible Preferred Stock treated as an asset acquisition for income tax purposes.
Genicom covenants and agrees that no Seller shall have any liability of any nature for any of such income taxes attributable to taxation under Code Section 338.

     11.2 Books and Records. Genicom will retain all of the books and records of PSC existing prior to Closing (including but not limited to all payroll, Tax and financial records) for a period of no less than 6 years after Closing. Genicom further agrees that Sellers, their accountants, attorneys and other agents shall have the right to inspect and copy any of such records at Genicom's offices in Washington, D.C. or Waynesboro, Virginia; provided that Genicom is given at least 72 hours advance notice of such inspection and that such inspection is held during Genicom's normal business hours.

     11.3 Credit Guarantee Release. Within 30 days immediately following Closing, Genicom shall either (a) eliminate the personal guarantees the ("Guarantees") of Gallo and his wife of PSC's indebtedness to First Union Bank of Maryland ("First Union") or (b) pay all indebtedness due to First Union by PSC and obtain the release of the Guarantees.

     11.4 Gallo Employment. Subject to the approval of Genicom's Board of Directors, Gallo shall be appointed a corporate officer of Genicom following Closing. It is Genicom's intent that Gallo remain employed by Genicom during the 37 month period following Closing. During the 37 month period following Closing Gallo's employment may only be terminated by Genicom for one of the following reasons:

     (a)  death of Gallo;

     (b) Gallo's fraud or dishonesty in a material matter to Genicom;

     (c) Gallo's conviction of a felony or a crime of moral turpitude;

     (d)  Genicom has sold or terminated the Page Printer
Business Unit in accordance with Section 2.2(d) above;

     (e)  the expiration of the 3 year period following
Closing; or

     (f) in the event the reasonable financial or other performance goals established by Genicom for the Page
Printer Business Unit have not been substantially satisfied, in which event Genicom and Gallo shall negotiate in good faith a mutually acceptable termination of Gallo's employment.

     11.5 Audit of Genicom Books. Genicom agrees to maintain accounting, sales and other relevant records relating to the Performance Payment ("Records") for a period of not less than 3 years following the date which is 37 months following Closing. Sellers, their representatives and accountants, shall, in accordance with the Seller Agreement, have the right, solely for the purpose of ascertaining the accuracy of the Performance Payment, to inspect, review and audit (an "Audit") the Records, provided that (i) the Seller seeking the Audit provides Genicom with at least 30 days notice that the Seller desires an Audit,
(ii) the Audit is performed during normal business hours,
(iii) the Audit is performed at the expense of the Seller (except as provided below), and (iv) no more than 1 audit as to all Sellers may be performed in any 12 month period. If as a result of any Audit the Performance Payment shall be found to have been underpaid, the Seller shall provide written notice thereof to Genicom within 10 business days after completion of the Audit. Within 30 days after receipt of such notice Genicom shall either make payment to remedy the discrepancy or notify the Seller in writing that it disputes the result of the Audit (a "Dispute Notice"). In the event of a Dispute Notice, the parties shall negotiate in good faith a resolution of the dispute. If such dispute is not resolved within 45 days after the date of the Dispute Notice, the dispute shall be submitted to binding arbitration in accordance with the then in effect Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA") before a single arbitrator with knowledge of and experience in the matter in dispute, said arbitrator to be selected from the AAA panel of arbitrators in accordance with the Rules. The arbitration shall be conducted in Fairfax County, Virginia. Each party shall bear its own costs of the arbitration. In the event the underpayment is more than $15,000.00 and the arbitrator finds in favor of the Seller(s), Genicom shall also pay all of the Seller's costs and expenses of the Audit within 30 days after receipt of an itemization thereof from the Seller.

     ARTICLE 12

     INDEMNIFICATION

     12.1 Indemnification by Sellers. Subject to the limitations set forth in Section 12.4, each Seller hereby agrees (i) with respect to clause (a) below in this Section 12.1, to severally, and not jointly, and (ii) with respect to clauses (b) and (c) below in this Section 12.1, to jointly and severally, indemnify and hold harmless Genicom and each of Genicom's shareholders, affiliates, officers, directors, employees, agents, successors and assigns (Genicom and such Persons, collectively, "Genicom Indemnified Persons") from and against each and every demand, claim, loss (which shall include any diminution in value), Lien, liability, penalty, assessment, settlement, judgment, damage or other obligation whatsoever, together with costs and expenses (including but not limited to interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by Genicom Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of such Seller in, or any breach or nonfulfillment of any covenant, agreement or other obligation of such Seller under, this Agreement, the Seller Disclosure Schedule or any Exhibit hereto, or any agreement, certificate or other document delivered or to be delivered pursuant hereto at Closing; (b) any inaccuracy in any representation or warranty of PSC in, or any breach or nonfulfillment of any covenant, agreement or other obligation of PSC under, this Agreement, the PSC Disclosure Schedule or any Exhibit hereto, or any agreement, certificate, or other document delivered or to be delivered pursuant hereto at Closing; and (c) all claims by third parties, including but not limited to business tort claims, breach of contract claims and claims for malicious or intentional misconduct, fraud, personal injury, property damage and worker's compensation, arising out of the conduct of the business of PSC prior to Closing, including but not limited to any claim disclosed in the PSC Disclosure Schedule.

     12.2 Indemnification by Genicom. Subject to the limitations set forth in Section 12.5, Genicom hereby indemnifies and holds harmless each Seller and each of such Seller's respective shareholders, affiliates, officers, directors, employees, agents, spouses, heirs, personal and legal representatives, successors and assigns (each Seller and such Persons as to such Seller, collectively, "Seller Indemnified Persons"; each Genicom Indemnified Person and each Seller Indemnified Person shall be referred to as an "Indemnified Person" and more than one Indemnified Person shall be referred to as "Indemnified Persons") from and against any and all Losses imposed on or incurred by such Seller Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of Genicom in, or any breach or nonfulfillment of any covenant, agreement or other obligation of Genicom under, this Agreement, the Genicom Disclosure Schedule or any Exhibit hereto, or any agreement, certificate or other document delivered or to be delivered pursuant hereto at Closing; and (b) all claims by third parties, including but not limited to business tort claims, breach of contract claims and claims for malicious or intentional misconduct, fraud, personal injury, property damage and worker's compensation, arising out of the conduct of the business of PSC on or after Closing.

     12.3 Notice of Claim.

     (a) In the event that subsequent to Closing any claim is asserted against an Indemnified Person as to which such Indemnified Person is entitled to indemnification hereunder, the Indemnified Person shall within 30 days after learning of such claim (provided, however, that if a claim arises by virtue of litigation, then in no event less than 3 days prior to the date in which an appearance or answer is due, whichever is earlier) notify the party obligated to indemnify it thereof in writing. In the event the Indemnified Person shall fail to give notice of such claim as aforesaid, such failure shall not result in or operate to release, waive or otherwise affect the indemnifying Person's obligations to indemnify under this Article unless (and only to the extent that) the failure to give such notice materially prejudices the ability of the indemnifying Person to defend against such claim.

     (b) The indemnifying Person shall have the right, upon notice to the Indemnified Person (which notice shall acknowledge the entitlement of the Indemnified Person to indemnification hereunder) within 10 days after receipt from the Indemnified Person of notice of such claim, to elect by such notice to assume and conduct at its expense the defense against such claim in its own name and/or, if necessary, in the name of the Indemnified Person, by counsel reasonably satisfactory to the Indemnified Person. Until the indemnifying Person shall have assumed the defense of the subject claim, all legal and other expenses reasonably incurred by the Indemnified Person shall be borne by the indemnifying Person. In the event that the indemnifying Person shall fail to give such notice, it shall be deemed to have elected not to assume and conduct the defense of the subject claim, and in such event the Indemnified Person shall have the right to assume and conduct such defense.

     (c) If there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Person for the same counsel to represent both the Indemnified Person and the indemnifying Person, then the Indemnified Person shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Person determines counsel is required, at the expense of the indemnifying Person.

     (d) In addition to the Indemnified Person's right to assume the defense of a claim if the indemnifying Person does not assume such defense, or if conflicts of interest exist or may exist as described in Section 12.3(c), where the indemnifying Person has assumed such defense and has not breached such obligation, the Indemnified Person may nonetheless at any time elect, by notice to the indemnifying Person, to assume the defense of such claim by counsel reasonably acceptable to the indemnifying Person and, in such event, the Indemnified Person shall bear all expenses thereafter incurred by it in defending such claim but the indemnifying Person shall bear the cost of any damage, loss, liability, judgment, fine, penalty, assessment or, subject to Section 12.3(e), settlement arising therefrom.

     (e) At any time the Indemnified Person assumes the defense of a claim for any reason, the indemnifying Person will cooperate with and make available to the Indemnified Person such assistance as may be reasonably requested by the Indemnified Person (including but not limited to officers, directors, employees, representatives, information, books, records and documents in the indemnifying Person's possession or under its control which are reasonably necessary or useful in connection with such defense), all at the expense of the indemnifying Person, and the indemnifying Person shall have the right at its expense to participate in the defense; provided, however, that the Indemnified Person shall have the right to compromise and settle in good faith such claim with the consent of the indemnifying Person, which consent shall not be unreasonably withheld.

     (f) In the event that the indemnifying Person does elect to assume and conduct the defense of the subject claim, the Indemnified Person will cooperate with and make available to the indemnifying Person such assistance as may be reasonably requested by the indemnifying Person (including but not limited to officers, directors, employees, representatives, information, books, records and documents in the Indemnified Person's possession or under its control which are reasonably necessary or useful in connection with such defense), all at the expense of the indemnifying Person, and the Indemnified Person shall have the right at its expense to participate in the defense; provided, however, that the indemnifying Person shall have the right to compromise and settle in good faith such claim with the consent of the Indemnified Person, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Person, its assets, employees or business, or in an amount exceeding the maximum indemnification permitted by Section 12.4(b) or 12.5(b), as applicable.

     (g) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the indemnifying Person, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Person is entitled to indemnification hereunder (subject to Sections 12.4 and 12.5, as applicable).

     (h) If the indemnifying Person is a Seller and any amount of the Base Payment or Performance Payment remains or may in the future become due and payable to that indemnifying Person, Genicom shall be permitted to set off against such amount the amount owed by the indemnifying Person subject to the Indemnity Floor. If the indemnifying Person is Genicom or a Seller (in the event the indemnification obligation cannot be satisfied by set off against the amount of Base Payment or Performance Payment then due and payable or to become due and payable), the indemnifying Person shall promptly pay in cash to the Indemnified Person(s) any amounts due, subject to the Indemnity Floor and the Seller Indemnity Floor, as applicable.

     12.4 Limitation on Seller Liability. Notwithstanding any other provision of this Agreement (including but not limited to this Article 12):

     (a) no Seller shall have any liability or obligation to pay any Losses to any Genicom Indemnified Person under or arising out of this Agreement (including but not limited to this Article 12) unless and until the aggregate amount of all Losses of such Genicom Indemnified Person (the "Aggregate Losses") asserted against, suffered or incurred by, or imposed on said Genicom Indemnified Person exceeds the sum of $75,000.00 (the "Indemnity Floor"); at such time as the Aggregate Losses exceed the Indemnity Floor, each Seller (if and to the extent provided in Section 12.1 above, and subject to Section 12.4(b) below) shall thereafter be obligated to pay said Genicom Indemnified Person any Losses which exceed the Indemnity Floor; provided, however, that no Seller shall be obligated or liable to pay any Genicom Indemnified Person any Losses which exceed the Indemnity Floor if they involve claims for Losses of less than $7,500.00 (provided that a series of claims for Losses of substantially similar nature and/or arising out of or otherwise related to the same factual context shall be aggregated and treated as a single claim for Losses for purposes of this limitation). For purposes of this Section 12.4(a) Genicom shall be deemed to include PSC.

     (b) no Seller shall have any liability or obligation to pay any Losses to any Genicom Indemnified Person under or arising out of this Agreement (including but not limited to this Article 12) which, when aggregated with all Losses for which such Seller is then or was previously liable or obligated to pay to any Genicom Indemnified Person under or arising out of this Agreement (including but not limited to this Article 12), are in excess of the amount of the Base Payment and the Performance Payment actually paid or payable to such Seller.

     The limitations set forth in this Section 12.4 shall not apply (i) with respect to any Seller, with respect to any Loss imposed on or incurred by Genicom Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of any inaccuracy in any representation or warranty of such Seller set forth in the first sentence of
Section 4.1 and (ii) with respect to Gallo, with respect to any Loss imposed on or incurred by Genicom Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of any inaccuracy in any representation or warranty of PSC set forth in the first sentence of Section 5.1.

     12.5 Limitation on Genicom Liability. Notwithstanding any other provision of this Agreement (including but not limited to this Article 12):

     (a) Genicom shall not have any liability or obligation to pay any Losses to any Seller Indemnified Person under or arising out of this Agreement (including but not limited to this Article 12) unless and until the aggregate amount of all Losses of all such Seller Indemnified Persons (the "Aggregate Seller Losses") asserted against, suffered or incurred by, or imposed on any or all of said Seller Indemnified Persons exceeds the sum of $75,000.00 (the "Seller Indemnity Floor," which Seller Indemnity Floor is an aggregate for all Seller Indemnified Persons, and not a separate Seller Indemnity Floor for each Seller Indemnified Person); at such time as the Aggregate Seller Losses exceed the Seller Indemnity Floor, Genicom (if and to the extent provided in Section 12.2 above) shall thereafter be obligated to pay each Seller Indemnified Person, as applicable and pro-rata, any Losses incurred by the Seller Indemnified Persons which exceed the Seller Indemnity Floor; provided, however, that Genicom shall not be obligated or liable to pay any Seller Indemnified Person any Losses which so exceed the Seller Indemnity Floor if they involve claims for Losses of less than $7,500.00 (provided that a series of claims for Losses of substantially similar nature and/or arising out of or otherwise related to the same factual context shall be aggregated and treated as a single claim for Losses for purposes of this limitation) ("Small Genicom Claims"). For purposes of this Section 12.5(a) Genicom shall be deemed to include PSC.

     (b) Genicom shall not have any liability or obligation to pay any Losses to any Seller Indemnified Person under or arising out of this Agreement (including but not limited to this Article 12) which, when aggregated with all Losses for which Genicom is then or was previously liable or obligated to pay to any Seller Indemnified Person under or arising out of this Agreement (including but not limited to this Article
12), are in excess of the amounts actually paid under this Agreement, which shall include any amounts paid or to be paid under Section 2.2(d) of this Agreement.

     12.6 Seller Indemnity Floor, As Between Sellers. In the event any Seller Indemnified Person shall incur any Loss which is subject to the Seller Indemnity Floor or the Small Genicom Claims exception referred to in Section 12.5 above and, as a result thereof, such Seller Indemnified Person is not indemnified therefor by Genicom, then each other Seller hereby covenants and agrees to indemnify and hold such Seller Indemnified Person harmless as to such other Seller's Proportionate Share of such Loss or Small Genicom Claim, as the case may be (to the extent such Seller Indemnified Person is not compensated therefor by Genicom).

     12.7 Waiver of Certain Rights. Each Seller hereby waives irrevocably any right against PSC or Genicom of subrogation, contribution, indemnity or reimbursement to which it may be entitled in respect to such Seller's payment of indemnification pursuant to this Article 12.

     ARTICLE 13

     MISCELLANEOUS

     13.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, or sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, 2 business days after the date of deposit in the United states mail, by certified mail return receipt requested, as follows:

     (a)  If to Genicom to:

                    Genicom Corporation
                    14800 Conference Center Drive
                    Suite 400, Westfields
                    Chantilly, Virginia 22021-3806
                    Attention:     Paul T. Winn
                    Telecopier:    (703) 802-8618

     (b)  If to PSC to:

                    Printer Systems Corporation
                    207 Perry Parkway
                    Gaithersburg, MD 20877
                    Attention:     Arthur D. Gallo
                    Telecopier:    301-216-2857

     (c) If to Gallo:

                    14744 Braemar Crescent Way
                    Darnestown, MD  20878

     (d) If to Laurance:

                    11355 King Valley Drive
                    Damascus, MD  20872

     (e)  If to Narayanaswamy:

                    India House -- Trichy Road
                    Coimbatore TN  641018
                    INDIA

     (f) If to AVP:

                    Atlantic Venture Company, Inc.
                    38 Knollwood Street, Suite 410
                    Winston-Salem, NC  27103
                    Attention:  Edward K. Crawford

     Any party may by notice given in accordance with this
Section 13.1 to the other parties designate another address or Person for receipt of notices hereunder. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with the foregoing provisions.

     13.2 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the related transactions contemplated hereby, and supersedes all prior agreements written or oral, with respect thereto (except as otherwise provided in Section 13.14).

     13.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity (provided, however, that the limitations on the liabilities and obligations of the Sellers contained in Section 12.4 shall apply to all such rights and remedies of Genicom and any other Indemnified Persons). The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in any representation or warranty, or any breach of any covenant or agreement, contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     13.4 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the Commonwealth of Virginia applicable to agreements made and to be performed entirely within such State.

     13.5 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives. Without limiting the generality of the foregoing, the obligations of Genicom to make payments of the Base Payment and the Performance Payment after Closing pursuant to Sections 2.2 and 3.3 shall specifically be binding on and shall be the obligations of any successor or assign of Genicom. Neither this Agreement, nor any right hereunder, may be assigned by any party without the written consent of the other parties hereto. Any such assignment or attempted assignment shall be void.

     13.6 No Third Party Beneficiaries.  Nothing in this
Agreement is intended or shall be construed to give any third party any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     13.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterpart, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instruments. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. This Agreement will become binding on each party upon such party's execution of a counterpart hereof.

     13.8 Opinion of Counsel. In rendering an opinion referred to in any of the provisions hereof, counsel may rely as to any factual matters involved in its opinion on certificates of public officials or of corporate officers and such other evidence as it may reasonably deem appropriate, and as to any matters of law, on opinions of other counsel, provided that the opinion of such other counsel is reasonably satisfactory in form and substance to the Person to whom the opinion is addressed.

     13.9 Exhibits. The Exhibits are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, paragraphs, and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     13.10 Headings. The headings in the Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     13.11 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Genicom and PSC, unless such notices or other publicity is mandated by Law or the By-laws of the National Association of Securities Dealers, Inc.

     13.12 Severability. If any portion of this Agreement shall be deemed unenforceable by a court of competent jurisdiction, the remaining portions shall be valid and enforceable.

     13.13 Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     13.14 Confidentiality. Each Seller, Genicom and PSC recognize that it has received and will receive confidential information concerning the others during the course of the negotiations and preparations relating to the exchange contemplated herein. Accordingly, each Seller, Genicom and PSC severally agrees (i) to use its respective reasonable efforts to prevent the unauthorized disclosure of any confidential information concerning any of the others that was or is disclosed during the course of such negotiations and preparations and (ii) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the exchange contemplated herein and related transactions. The obligations of this Section 13.14 will not apply to information that (a) is or becomes part of the public domain without breach of this Section 13.14, (b) is disclosed by the disclosing party to third parties without restrictions on disclosure, (c) is received by the receiving party from a third party without breach of a nondisclosure obligation of the third party or (d) is required to be disclosed by Law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party. Notwithstanding Section 13.2, in the event this Agreement is terminated, then this Agreement shall not be deemed to have superseded that certain confidentiality agreement dated December 6, 1994 between PSC and Genicom, which confidentiality agreement shall thereupon be deemed to be and remain in full force and effect. This
Section 13.14 shall survive any termination of this Agreement.

     13.15 Survival. The representations and warranties made in this Agreement (including but not limited to, in any Disclosure Schedule or Exhibit to this Agreement) and/or in any document, instrument or certificate delivered pursuant hereto at Closing, shall survive for 18 months after Closing, except for the representations and warranties set forth in Sections 4.1 through 4.3, inclusive, 5.1, 5.8 through 5.10, inclusive, 5.17, 5.23 and 5.24, which shall survive for the greater of (a) 36 months after the Closing or (b) the period of the applicable statute of limitations. The right and remedy of Genicom, PSC and the Seller to seek and compel indemnity, reimbursement and other remedy from any other party hereto with respect to such party's representation or warranty shall remain in effect for the periods specified in the preceding sentence with respect to such representation and warranty. The covenants and agreements of Genicom, PSC and Seller contained in this Agreement (including but not limited to, in any Disclosure Schedule or Exhibit to this Agreement) and/or in any document, instrument or certificate delivered pursuant hereto at Closing shall continue in full force and effect until 18 months after Closing (unless earlier terminated in accordance with their terms), except for the covenants and agreements contained in Sections 2.2 and 3.3 (which shall continue for the applicable statute of limitations), 3.4 (which shall continue indefinitely), 7.1 and 7.2 (which, insofar as they relate to matters addressed in Sections 4.1 through 4.3, inclusive, 5.1, 5.8 through 5.10, inclusive, 5.17, 5.23 and 5.24, shall continue for 36 months after the Closing), 11.1 (which shall continue for the applicable statute of limitations), 11.2, 11.4 and 11.5 (which shall continue for the period specified therein) and Article 12 (which shall continue for so long as indemnification may be obtained thereunder). Notwithstanding any other provision of this Agreement, any representation, warranty, covenant or agreement in respect of which indemnification may be sought under Article 12 shall survive the date specified in this
Section 13.15 if written notice, given in good faith, of the specific basis for the claim of a Loss thereunder, describing in reasonable detail the nature of such claim, is given prior to the applicable survival date specified in this Section 13.15, whether or not a Loss has actually been sustained.

     13.16 Terminology. All terms and words in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph, sentence or clause herein may require, as if such terms and words had been fully and properly written in the appropriate number and gender.



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     (signatures on next page)
     IN WITNESS WHEREOF, Genicom, Sellers and PSC have duly executed and delivered this Agreement as of the date first above written.

GENICOM CORPORATION,               PRINTER SYSTEMS
CORPORATION,
a Delaware Corporation             a Virginia corporation






By: ________________________       By:
_________________________
Its: ____________________________  Its
_________________________



_____________________________
                                   Arthur D. Gallo



_____________________________
                                   Joel E. Laurance



_____________________________
                                   Krishnasamaraj
Narayanaswamy


                                   ATLANTIC VENTURE PARTNERS
II,
                                   L.P.

                                       By:  Atlantic Venture
                                       Management Co., L.P.,
                                         its General Partner


                                        By:
____________________
                                             Edward K.
Crawford
                                             General Partner